This prospectus supplement relates to an effective registration statement under the Securities Act of 1933, but is not complete and may be changed. This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-117842
SUBJECT TO COMPLETION, DATED AUGUST 15, 2006
PRELIMINARY PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED AUGUST 30, 2004
2,000,000 Shares
First Industrial Realty Trust, Inc.
Depositary Shares Each Representing 1/10,000 of a Share of
              % Series K Cumulative Redeemable Preferred Stock
Liquidation Preference Equivalent to $25.00 Per Depositary Share

     Each of the 2,000,000 depositary shares offered hereby represents ownership of 1/10,000 of a share of our         % Series K Cumulative Redeemable Preferred Stock (sometimes referred to in this prospectus supplement as the Series K Preferred Shares or the preferred shares) deposited with Computershare Trust Company, N.A., as depositary, and entitles the holder to all proportional rights, preferences and privileges of the preferred shares represented thereby (including dividend, voting, redemption and liquidation rights and preferences). The proportionate liquidation preference of each depositary share is $25.00.
     Dividends on the preferred shares represented by the depositary shares will be cumulative from (and including) the date of original issuance and will be payable quarterly in arrears, commencing on September 30, 2006, at the rate of         % of the liquidation preference per year (equivalent to $         per depositary share per year).
     Except in limited circumstances relating to our qualification as a real estate investment trust, or REIT, the preferred shares will not be redeemable prior to August 15, 2011. On and after August 15, 2011, at any time and from time to time the preferred shares (and, therefore, the depositary shares) will be redeemable in whole or in part at our option, at a cash redemption price of $250,000 per preferred share (equivalent to $25.00 per depositary share), plus all accrued and unpaid dividends (whether or not declared) to the date of redemption.
     In order to maintain our qualification as a REIT for federal income tax purposes, ownership by any person of our depositary shares, the preferred shares and other classes of our capital stock is limited, with certain exceptions, to an aggregate of 9.9% in value of our outstanding capital stock.

      Investing in the depositary shares involves risks that are described in the “Risk Factors” sections beginning on page S-5 of this prospectus supplement and page 3 of the accompanying prospectus.

		Underwriting
	Price to	Discounts and	Proceeds to
	Public(1)	Commissions	First Industrial

Per Depositary Share	$25.0000	$0.7875	$24.2125
Total	$50,000,000	$1,575,000	$48,425,000

(1)	Plus accrued dividends, if any, from the date of original issuance.
     We expect that delivery of the depositary shares offered hereby in book-entry form only will be made against payment therefor in New York, New York on or about August     , 2006. We intend to list the depositary shares on the NYSE. Trading of the depositary shares on the NYSE is expected to commence within the 30-day period after the initial delivery of the depositary shares. We have been advised by some of the underwriters that they intend to make a market in our depositary shares prior to the commencement of trading on the NYSE. However, they are not obligated to do so and may discontinue market-making at any time without notice. Therefore, no assurance can be given that a market for the depositary shares will exist prior to commencement of trading on the NYSE.
      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Wachovia Securities	Merrill Lynch & Co.
Joint Bookrunning Manager	Joint Bookrunning Manager

Credit Suisse	JPMorgan
Senior Co-Manager	Senior Co-Manager

BB&T Capital Markets Co-Manager	Raymond James Co-Manager
The date of this prospectus supplement is August     , 2006.

      You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We and the underwriters have not authorized anyone to provide you with information that is different. This prospectus supplement and the accompanying prospectus may only be used where it is legal to sell these securities. The information in this prospectus supplement and the accompanying prospectus may only be accurate as of the date of this prospectus supplement, the accompanying prospectus or the information incorporated by reference herein and therein.

i

FORWARD-LOOKING STATEMENTS
      This prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this statement for purposes of complying with those safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project” or similar expressions. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on our operations and future prospects on a consolidated basis include, but are not limited to:

•	economic conditions generally and the real estate market specifically;

•	legislative/regulatory changes (including changes to laws governing the taxation of REITs);

•	availability of financing;

•	interest rates;

•	competition;

•	supply and demand for industrial properties in our current and proposed market areas;

•	potential environmental liabilities;

•	slippage in development or lease-up schedules;

•	tenant credit risks; and

•	higher-than-expected costs and changes in general accounting principles, policies and guidelines applicable to REITs.
      These risks and uncertainties should be considered in evaluating forward-looking statements, and undue reliance should not be placed on such statements. Further information concerning us and our business, including additional factors that could materially affect our financial results, is included or incorporated by reference herein and in the accompanying prospectus.

ii

PROSPECTUS SUPPLEMENT SUMMARY
The Company
      We are a real estate investment trust, subject to Sections 856 through 860 of the Internal Revenue Code of 1986, as amended. We and our consolidated partnerships, corporations and limited liability companies are a self-administered and fully integrated real estate company which owns, manages, acquires, sells and develops industrial real estate. As of June 30, 2006, our portfolio consisted of 946 properties (inclusive of developments in process) containing approximately 77.5 million square feet of gross leasable area located in 28 states in the United States and one province in Canada. Our interests in our properties and land parcels are held through partnerships, corporations and limited liability companies controlled by us, including First Industrial, L.P., our operating partnership, of which we are the sole general partner.
      We utilize an operating approach that combines the effectiveness of decentralized, locally based property management, acquisition, sales and development functions with the cost efficiencies of centralized acquisition, sales and development support, capital markets expertise, asset management and fiscal control systems.
      We have grown and will seek to continue to grow through the acquisition and development of industrial properties.
      We are a Maryland corporation organized on August 10, 1993 and completed our initial public offering in June 1994. Our principal executive offices are located at 311 S. Wacker Drive, Suite 4000, Chicago, Illinois 60606, telephone number (312)344-4300. Our web site is www.firstindustrial.com. The information on or linked to from our web site is not a part of, and is not incorporated by reference into, this prospectus supplement or the accompanying prospectus.

The Offering
      The offering terms are summarized below solely for your convenience. This summary is not a complete description of the preferred shares or the depositary shares. You should read the full text and more specific details contained elsewhere in this prospectus supplement and the accompanying prospectus. For a more detailed description of the preferred shares and the depositary shares, see the discussion under the caption “Description of Series K Preferred Shares and Depositary Shares” beginning on page S-10 of this prospectus supplement.

Issuer	First Industrial Realty Trust, Inc., a Maryland corporation.

Securities Offered	2,000,000 depositary shares, each representing 1/10,000 of a share of our % Series K Cumulative Redeemable Preferred Stock.

Price per Depositary Share	$25.00.

Ranking	The preferred shares will rank with respect to dividends and upon liquidation, dissolution or winding up:

• senior to our common shares and to any other class or series of our capital stock that by its terms ranks junior to the preferred shares;

• equally with all other classes or series of our capital stock that by their terms rank equally with the preferred shares;

• junior to all other classes or series of our capital stock that by their terms rank senior to the preferred shares; and

• junior to all of our indebtedness.

Dividend Rate and Payment Dates	Dividends on the preferred shares will be cumulative from (and including) the date of original issuance and will be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, commencing on September 30, 2006, at the rate of % of the liquidation preference per year (equivalent to $ per depositary share per year). The preferred shares are not subject to any step-up dividend provision. Any dividend payable on the preferred shares for any partial dividend period will be pro rated, computed on the basis of a 360 day year consisting of twelve 30 day months.

Dividends on the preferred shares will accumulate even if:

• any of our agreements prohibit the current payment of dividends;

• we do not have earnings or funds legally available to pay such dividends; or

• we do not declare such dividends.

Liquidation Preference	If we liquidate, dissolve or wind up, holders of the depositary shares will have the right to receive $25.00 per depositary share, plus all accrued and unpaid dividends (whether or not declared) through and including the date of payment, before any payments are made to the holders of our shares of common stock or other junior securities.

Optional Redemption	Except in limited circumstances relating to the maintenance of our ability to qualify as a REIT, the preferred shares will not be redeemable prior to August 15, 2011. On and after such date, at any time and from time to time the preferred shares (and, therefore, the depositary shares) will be redeemable in whole or in part at our option, at a cash redemption price of $250,000 per preferred share (equivalent to $25.00 per depositary share), plus all accrued and unpaid dividends (whether or not declared) to the date of redemption.

Voting Rights	Holders of the preferred shares generally have no voting rights, except as required by law. However, if we do not pay dividends on the preferred shares for six or more quarterly periods (whether or not consecutive), the holders of the preferred shares, voting as a class with any other class or series of our capital stock ranking equal with the preferred shares as to dividends or upon liquidation, will be entitled to vote for the election of two additional directors to serve on our board of directors until we pay or have authorized and set aside for payment in full all dividends that we owe on the preferred shares. In addition, the affirmative vote of the holders of at least two-thirds of all of our outstanding preferred shares and any series of capital stock with similar voting rights is required for us to authorize another class of capital stock ranking senior to the preferred shares as to dividends or upon liquidation or to amend, alter or repeal our articles of amendment and restatement if such action would materially and adversely alter or change the rights, preferences or privileges of the preferred shares. Among other things, we may, without any vote of the holders of the preferred shares, issue additional preferred shares.

Conversion	The preferred shares are not convertible into or exchangeable for any other of our property or securities.

Restrictions on Ownership and Transfer	In order to assist us in maintaining our qualification as a REIT for U.S. federal income tax purposes, subject to limited exceptions our charter prohibits ownership, actually or constructively, by any person of more than 9.9% of the aggregate value of all shares of our capital stock of all classes or series, including preferred shares.

No Maturity	The preferred shares have no stated maturity and are not subject to mandatory redemption or any sinking fund. We are not required to set aside funds to redeem the preferred shares. Accordingly, the preferred shares will remain outstanding indefinitely unless we decide to redeem the shares at our option.

Listing	We intend to file an application with the NYSE to list the depositary shares under the symbol “FRPrK” subject to official notice of issuance. We will use commercially reasonable efforts to have our listing application for the preferred shares approved. If approved, trading of the preferred shares on the NYSE is expected to commence within 30 days after the initial delivery of the preferred shares.

Use of Proceeds	We intend to use the net proceeds from the sale of the preferred shares for repayment of borrowings under our credit facility.

Settlement Date	Delivery of the depositary shares will be made against payment therefor on or about August , 2006.

Form	The depositary shares will be issued and maintained in book-entry form registered in the name of the nominee of The Depository Trust Company.

Risk Factors	See “Risk Factors” beginning on page S-5 of this prospectus supplement for other information you should consider before buying the depositary shares.

RISK FACTORS
      An investment in the depositary shares involves various material risks. Prior to making a decision about investing in our securities, and in consultation with your own financial and legal advisors, you should carefully consider, among other matters, the following risk factors, as well as those incorporated by reference in this prospectus supplement and included in the accompanying prospectus or incorporated therein from our most recent annual report on Form 10-K under the heading “Risk Factors”, as updated by our quarterly reports on Form 10-Q and other filings we may make from time to time with the SEC.
Risks Relating to the Company

The Company might fail to qualify or remain qualified as a REIT.
      First Industrial Realty Trust, Inc. intends to operate so as to qualify as a REIT under the Internal Revenue Code of 1986 (the “Code”). Although First Industrial Realty Trust, Inc. believes that it is organized and will operate in a manner so as to qualify as a REIT, qualification as a REIT involves the satisfaction of numerous requirements, some of which must be met on a recurring basis. These requirements are established under highly technical and complex Code provisions of which there are only limited judicial or administrative interpretations and involve the determination of various factual matters and circumstances not entirely within First Industrial Realty Trust, Inc.’s control.
      First Industrial Realty Trust, Inc. (through one of its subsidiary partnerships) entered into certain development agreements in 2000 through 2003, the performance of which has been completed. Under these agreements, First Industrial Realty Trust, Inc. provided services to unrelated third parties and certain payments were made by the unrelated third parties for services provided by certain contractors hired by First Industrial Realty Trust, Inc. First Industrial Realty Trust, Inc. believes that these payments were properly characterized by it as reimbursements for costs incurred by it on behalf of the third parties and do not constitute gross income and did not prevent First Industrial Realty Trust, Inc. from satisfying the gross income requirements of the REIT provisions (the “gross income tests”). First Industrial Realty Trust, Inc. has brought this matter to the attention of the Internal Revenue Service, or the IRS. The IRS has not challenged or expressed any interest in challenging First Industrial Realty Trust Inc.’s view on this matter.
      Employees of First Industrial, L.P., a subsidiary partnership of First Industrial Realty Trust, Inc. (the “Service Employees”), have been providing certain acquisition and disposition services since 2004 and certain leasing and property management services since 1997 to one of First Industrial Realty Trust, Inc.’s taxable REIT subsidiaries (the “TRS”), and have also been providing certain of these services (or similar services) to joint ventures in which First Industrial, L.P. owns a minority interest or to unrelated parties. In determining whether it satisfied the gross income tests for certain years, First Industrial Realty Trust, Inc. has taken and intends to take the position that the costs of the Service Employees should be shared between First Industrial, L.P. and the TRS and that no fee income should be imputed to First Industrial Realty Trust, Inc. as a result of such arrangement. However, because certain of these services (or similar services) have also been performed for the joint ventures or unrelated parties described above, there can be no assurance that the IRS will not successfully challenge this position. First Industrial, L.P. intends to take appropriate steps to address this issue going forward, but there can be no assurance that any such steps will adequately resolve this issue.
      If the IRS were to challenge either of the positions described in the two preceding paragraphs and were successful, First Industrial Realty Trust, Inc. could be found not to have satisfied the gross income tests in one or more of its taxable years. If First Industrial Realty Trust, Inc. were found not to have satisfied the gross income tests, it could be subject to a penalty tax. However, such noncompliance should not adversely affect First Industrial Realty Trust, Inc.’s status as a REIT as long as such noncompliance was due to reasonable cause and not to willful neglect, and certain other requirements are met. First Industrial Realty Trust, Inc. believes that, in both situations, any such noncompliance was due to reasonable cause and not willful neglect and that such other requirements were met.

      If First Industrial Realty Trust, Inc. were to fail to qualify as a REIT in any taxable year, it would be subject to federal income tax, including any applicable alternative minimum tax, on its taxable income at corporate rates. This could result in a discontinuation or substantial reduction in dividends to stockholders and in cash to pay interest and principal on debt securities that First Industrial Realty Trust, Inc. issues. Unless entitled to relief under certain statutory provisions, First Industrial Realty Trust, Inc. also would be disqualified from electing treatment as a REIT for the four taxable years following the year during which it failed to qualify as a REIT.
Risks Relating to the Preferred Shares
The market value of the depositary shares could be substantially affected by various factors.
      The depositary shares are a new issue of securities with no established trading market. We intend to apply to list the depositary shares on the NYSE. However, an active trading market on the NYSE for the depositary shares may not develop or last, in which case the trading price of the depositary shares could be adversely affected. If an active trading market does develop on the NYSE, the depositary shares may trade at prices higher or lower than their initial offering price. The trading price of our depositary shares would depend on many factors, including:

•	prevailing interest rates;

•	the market for similar securities;

•	general economic conditions; and

•	our financial condition, results of operations and prospects.
      We have been advised by some of the underwriters that they intend to make a market in our depositary shares, but they are not obligated to do so and may discontinue market-making at any time without notice.
Our ability to pay dividends on the preferred shares may be limited.
      Because we conduct substantially all of our operations through our operating partnership, our ability to pay dividends on the preferred shares will depend almost entirely on payments and dividends received on our interests in our operating partnership. Additionally, the terms of some of the debt to which our operating partnership is a party limit its ability to make some types of payments and other dividends to us. This in turn limits our ability to make some types of payments, including payment of dividends on the preferred shares, unless we meet certain financial tests or such payments or dividends are required to maintain our qualification as a REIT. As a result, if we are unable to meet the applicable financial tests, we may not be able to pay dividends on the preferred shares in one or more periods.
Our ability to pay dividends is further limited by the requirements of Maryland law.
      Our ability to pay dividends on the preferred shares is further limited by the laws of Maryland. Under Maryland General Corporation Law, a Maryland corporation may not make a distribution if, after giving effect to the distribution, the corporation would not be able to pay its debts as the debts become due in the usual course of business, or the corporation’s total assets would be less than the sum of its total liabilities plus the amount that would be needed, if the corporation were dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution. Accordingly, we may not make a distribution on the preferred shares if, after giving effect to the distribution, we would not be able to pay our debts as they become due in the usual course of business or our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the preferential rights upon dissolution of the holders of any shares of the preferred shares then outstanding, if any, with preferences senior to those of the preferred shares.

We may incur additional indebtedness, which may harm our financial position and cash flow and potentially impact our ability to pay dividends on the preferred shares.
      Our governing documents do not limit us from incurring additional indebtedness and other liabilities. As of June 30, 2006, we had approximately $1,819 million of consolidated indebtedness outstanding. We may incur additional indebtedness and become more highly leveraged, which could harm our financial position and potentially limit our cash available to pay dividends. As a result, we may not have sufficient funds remaining to satisfy our dividend obligations relating to our preferred shares if we incur additional indebtedness.
We cannot assure you that we will be able to pay dividends regularly.
      Our ability to pay dividends in the future is dependent on our ability to operate profitably and to generate cash from our operations. We cannot guarantee that we will be able to pay dividends on a regular quarterly basis in the future. Furthermore, any new shares of common stock issued will substantially increase the cash required to continue to pay cash dividends at current levels. Any common stock or preferred shares that may in the future be issued to finance acquisitions, upon exercise of stock options or otherwise, would have a similar effect.
Our ability to issue preferred stock in the future could adversely affect the rights of holders of our preferred shares.
      Our articles of amendment and restatement authorize us to issue up to 10,000,000 shares of preferred stock in one or more series on terms determined by our board of directors. As of June 30, 2006, we had 21,350 shares of preferred stock outstanding. Our future issuance of any series of preferred stock under our articles of amendment and restatement could therefore effectively diminish our ability to pay dividends on, and the liquidation preference of, our preferred shares.
Certain transactions may affect the liquidity of the preferred shares and the right of holders of the preferred shares to receive comprehensive data on our company on a periodic basis.
      If we engage in a sale, lease, conveyance of all, or substantially all, of our assets or a merger or other business combination that (i) results in the preferred shares not being listed on a national securities exchange and/or (ii) our company or any successor company to us not being subject to the reporting requirements of the Securities Exchange Act of 1934, then the preferred shares might no longer have an established trading market and your liquidity would be adversely affected. Additionally, you would not have access to, or any entitlement to, the types of information filed by us on a periodic basis with the Securities and Exchange Commission.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES
AND PREFERRED STOCK DIVIDENDS
      Our ratios of earnings to combined fixed charges and preferred dividend requirements for the six months ended June 30, 2006 and for the years ended December 31, 2005, 2004, 2003, 2002 and 2001 were 0.41x, 0.73x, 1.03x, 0.90x, 0.90x and 1.26x, respectively. For the six months ended June 30, 2006 and for the years ended December 31, 2005, 2003 and 2002, the sum of fixed charges and preferred dividend requirements exceeded our earnings from continuing operations by approximately $43.8 million, $34.1 million, $12.1 million and $12.2 million, respectively. For purposes of computing the ratios of earnings to combined fixed charges and preferred dividend requirements, earnings have been calculated by adding fixed charges (excluding capitalized interest) to income from continuing operations before minority interest allocable to continuing operations and income taxes allocable to continuing operations as reported in the consolidated statements of operations in our financial statements included in the documents incorporated by reference in this prospectus supplement. Fixed charges consist of interest cost, whether expensed or capitalized, and amortization of deferred financing costs.
      The financial statements for the six months ended June 30, 2006 contained in our quarterly report on Form 10-Q for the quarter then ended reflect discontinued operations relating to property sales occurring between January 1, 2006 and June 30, 2006 and properties classified as held for sale as of June 30, 2006 in accordance with the Financial Accounting Standards Board’s Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” as described in Note 7 to the financial statements contained in such quarterly report, and our ratio of earnings to combined fixed charges and preferred dividend requirements for such period is computed based on such financial statements. The financial statements for each of the five years in the period ended December 31, 2005 contained in our annual report on Form 10-K for the year ended December 31, 2005 have not yet been adjusted to reflect discontinued operations relating to property sales occurring between January 1, 2006 and June 30, 2006 and properties classified as held for sale as of June 30, 2006, and our ratios of earnings to combined fixed charges and preferred dividend requirements for the five years in such period have been computed based on such unadjusted financial statements. The financial statements for each of the five years in the period ending December 31, 2006 to be contained in our annual report on Form 10-K for the year then ended will be adjusted to reflect all discontinued operations relating to property sales occurring during 2006 and properties classified as held for sale as of December 31, 2006, and our ratios of earnings to combined fixed charges and preferred dividend requirements for the five years in such period will be computed based on such adjusted financial statements.

USE OF PROCEEDS
      The net proceeds to us from the sale of the depositary shares offered hereby will be approximately $48.2 million. We intend to contribute the net proceeds of the offering to our operating partnership in exchange for           % Series K Preferred Units, or units, in our operating partnership, the economic terms of which will be substantially identical to the Series K Preferred Shares. Our operating partnership will be required to make all required distributions on the units (which will mirror the payments of distributions, including accrued and unpaid distributions upon redemption, and of the liquidation preference amount on the Series K Preferred Shares represented by the depositary shares) prior to any distribution of cash or assets to the holders of units or to the holders of any other equity interests in our operating partnership, except for any other series of preferred units ranking equally with or senior to the Series K Preferred Units as to distributions and/or liquidation rights and except for distributions required to enable us to maintain our qualification as a REIT.
      The net proceeds from the offering of the preferred shares are expected to be used for the repayment of borrowings under our credit facility (which primarily were incurred to finance acquisition and development activities). As of June 30, 2006, our $500 million credit facility bore interest at a rate of 5.867%. Outstanding borrowings under our $500 million credit facility mature on September 28, 2008. Affiliates of two of the underwriters, Wachovia Capital Markets, LLC and J.P. Morgan Securities Inc., are lenders under our credit facility.

DESCRIPTION OF SERIES K PREFERRED SHARES AND DEPOSITARY SHARES
General
      Under our articles of amendment and restatement, as amended, up to 10,000,000 preferred shares, par value $.01 per share, may be issued from time to time in one or more series, as authorized by our board of directors. Prior to issuance of shares of each series, our board of directors is required by the Maryland General Corporation Law and our articles of amendment and restatement to fix for each series such terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption as are permitted by Maryland law. As of the date hereof, 20,000 shares of our 8.625% Series C Cumulative Preferred Stock, 500 shares of our 6.236% Series F Flexible Cumulative Redeemable Preferred Stock, 250 shares of our 7.236% Series G Flexible Cumulative Redeemable Preferred Stock and 600 shares of our 7.25% Series J Cumulative Redeemable Preferred Stock are outstanding.
      When issued, the preferred shares will have a liquidation preference of $250,000 per share, will be fully paid and nonassessable, will not be subject to any sinking fund or other obligation by us to redeem or retire the preferred shares, and will have no preemptive rights. Each of our other outstanding series of preferred stock will rank equally as to payment by us of dividends and amounts upon liquidation with the Series K Preferred Shares. See “Description of Preferred Stock” in the accompanying prospectus and “Description of Registrant’s Securities to be Registered” in our Form 8-A filed with the Securities and Exchange Commission on January 13, 2006.
      Computershare Trust Company, N.A. will act as the transfer agent and dividend disbursing agent for the preferred shares.
      Each depositary share represents 1/10,000 of a preferred share. The preferred shares will be deposited with Computershare Trust Company, N.A., as depositary, under a deposit agreement among us, the depositary and the holders from time to time of the depositary receipts issued by the depositary thereunder. The depositary receipts will evidence the depositary shares. Subject to the terms of the deposit agreement, each holder of a depositary receipt evidencing a depositary share will be entitled, proportionately, to all the rights and preferences of, and subject to all of the limitations of, the interest in the preferred shares represented thereby (including dividend, voting, redemption and liquidation rights and preferences). See “Description of Depositary Shares” in the accompanying prospectus.
      Immediately following the issuance of the preferred shares, we will deposit the preferred shares with the depositary, which will then issue and deliver the depositary receipts to us. We will, in turn, deliver the depositary receipts to the underwriters. Depositary receipts will be issued evidencing only whole depositary shares.
      We intend to file an application to list the depositary shares on the NYSE under the symbol “FRPrK.” If the application is approved, trading of the depositary shares on the NYSE is expected to begin within 30 days after the date of initial delivery of our depositary shares.
      The preferred shares initially will be issued and maintained in book-entry form registered in the name of the nominee of The Depository Trust Company, except under limited circumstances.
      The following is a brief description of the terms of the preferred shares, which does not purport to be complete and is subject to and qualified in its entirety by reference to the articles supplementary to our articles of amendment and restatement with respect to the preferred shares, the form of which is available from us.
      See “Restrictions on Transfers of Capital Stock” in the accompanying prospectus for a discussion of certain powers given to the board of directors to prohibit the transfer, or effect redemptions, of our capital stock. Such restrictions are designed to implement ownership limitations which apply to beneficial ownership of such capital stock, including through ownership of depositary shares, in order to aid us in maintaining our qualification as a REIT.

Dividends
      Holders of preferred shares, in preference to the holders of our common stock, and of any of our other capital stock ranking junior to the preferred shares as to payment of dividends, will be entitled to receive, when and as declared by the board of directors, out of our assets legally available for payment, cash dividends payable quarterly at the rate of           % of the liquidation preference per year (equivalent to $           per depositary share per year). The preferred shares are not subject to any step-up dividend provision. Dividends on the preferred shares will be cumulative from (and including) the date of original issuance and will be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, commencing on September 30, 2006, to holders of record as they appear on our stock register on such record dates, not less than 15 nor more than 45 days preceding the payment dates thereof, as shall be fixed by the board of directors. Dividends payable on the preferred shares for any partial period will be pro-rated, computed on the basis of a 360-day year consisting of twelve 30-day months. After full dividends on the preferred shares have been paid or declared and funds set aside for payment for all past dividend periods and for the then current quarter, the holders of preferred shares will not be entitled to any further dividends with respect to that quarter. Accrued and unpaid dividends on our preferred shares will not bear interest, and holders of our preferred shares are not entitled to any dividends in excess of full cumulative dividends as described above.
      When dividends are not paid in full upon the preferred shares and any other shares of our capital stock ranking equally as to dividends with the preferred shares, dividends declared upon the preferred shares and any other shares of our capital stock ranking equally as to dividends with the preferred shares shall be declared pro rata so that the amount of dividends declared per share on such preferred shares and such other capital stock shall in all cases bear to each other the same ratio that the accrued dividends per share on the preferred shares and such other shares of our capital stock bear to each other.
      Except as set forth in the preceding sentence, unless full dividends on the preferred shares have been paid for all past dividend periods and except in certain circumstances relating to the maintenance of our ability to qualify as a REIT as described under “Restrictions on Transfer of Capital Stock” in the accompanying prospectus, no dividends (other than in common stock or other shares of our capital stock ranking junior to the preferred shares as to dividends and upon liquidation) shall be declared or paid or set aside for payment, nor shall any other distribution be made on the common stock or on any other shares of our capital stock ranking junior to or equally with the preferred shares as to dividends or upon liquidation. Unless full dividends on the preferred shares have been paid for all past dividend periods, no common stock or any of our other shares of capital stock ranking junior to or equally with the preferred shares as to dividends or upon liquidation shall be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid or made available for a sinking fund for the redemption of any such stock) by us or any of our subsidiaries except by conversion into or exchange for shares of our capital stock ranking junior to the preferred shares as to dividends and upon liquidation.
      Our credit facility restricts us from paying distributions on account of any fiscal year, on an aggregate basis, in excess of 95% of our Funds From Operations (as defined in our credit facility) for such fiscal year, except in the case where such distributions are necessary to maintain our tax status as a REIT.
Conversion Rights
      The preferred shares will not be convertible into shares of any other class or series of our capital stock.
Liquidation Rights
      In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of preferred shares will be entitled to receive out of our assets legally available for distribution to stockholders, before any distribution of assets is made to holders of shares of our common stock or of any other shares of our capital stock ranking as to such distribution junior to the preferred shares, liquidating distributions in the amount of $250,000 per share (equivalent to $25.00 per depositary share), plus all accrued and unpaid dividends (whether or not declared) for the then current dividend period and all prior dividend periods. If, upon our voluntary or involuntary liquidation, dissolution or winding up, the amounts payable with respect to the preferred shares and any other shares of our capital stock ranking as to any such distribution equally with the preferred shares are not paid in full, the holders of preferred shares and of such other capital stock will share ratably in any such distribution of our assets in proportion to the full respective preferential amounts to which they are entitled, and the holders of the preferred shares will not be entitled to any further participation in any distribution of assets by us.
      For purposes of liquidation rights, our consolidation or merger with or into any other corporation or corporations or a sale of all or substantially all of our assets is not a liquidation, dissolution or winding up of us.
Redemption
Optional Redemption
      Except in limited circumstances relating to the maintenance of our ability to qualify as a REIT as described under “Restrictions on Transfers of Capital Stock” in the accompanying prospectus, the preferred shares will not be redeemable prior to August 15, 2011. On and after August 15, 2011, at any time and from time to time, the preferred shares (and, therefore, the depositary shares) will be redeemable in whole or in part at our option at a cash redemption price of $250,000 per share (equivalent to $25.00 per depositary share), plus all accrued and unpaid dividends (whether or not declared) to the date of redemption.
General
      The preferred shares are not redeemable at any time at the option of the holders thereof. If fewer than all of the outstanding preferred shares are to be redeemed, the number of shares to be redeemed will be determined by our board of directors, and such shares shall be redeemed pro rata from the holders of record thereof in proportion to the number of such shares held by such holders (with adjustments to avoid redemption of fractional shares) or by lot in a manner determined by our board of directors.
      Notwithstanding the foregoing, except in certain circumstances relating to the maintenance of our ability to qualify as a REIT as described under “Restrictions on Transfer of Capital Stock” in the accompanying prospectus, if any dividends on the preferred shares for any dividend period have not been paid, no preferred shares or other shares of our capital stock ranking equal with or junior to the preferred shares shall be redeemed unless all outstanding preferred shares are simultaneously redeemed, and we shall not otherwise purchase or acquire, directly or indirectly, any preferred shares or other shares of our capital stock ranking equal with or junior to the preferred shares; provided, however, that this shall not prevent the purchase or acquisition of the preferred shares pursuant to a purchase or exchange offer if such offer is made on the same terms to all holders of the preferred shares.
Redemption Procedures
      Notice of redemption will be given by publication in a newspaper of general circulation in the City of New York, such publication to be made once a week for two successive weeks commencing not less than 30 or more than 60 days prior to the redemption date. A similar notice will be mailed by us, postage prepaid, not more than 60 days prior to the redemption date, addressed to the respective holders of record of preferred shares to be redeemed at their respective addresses as they appear on our stock transfer records. Each notice shall state:

•	the redemption date;

•	the number of preferred shares to be redeemed;

•	the redemption price;

•	the place or places where certificates for the preferred shares are to be surrendered for payment of the redemption price; and

•	that dividends on the shares to be redeemed will cease to accrue on such redemption date.
If fewer than all the preferred shares held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of preferred shares to be redeemed from such holder. In order to facilitate the redemption of preferred shares, the board of directors may fix a record date for the determination of preferred shares to be redeemed, such record date to be not less than 30 or more than 60 days prior to the date fixed for such redemption.
      Notice having been given as provided above, from and after the date specified therein as the date of redemption, unless we default in providing funds for the payment of the redemption price on such date, all dividends on the preferred shares called for redemption will cease to accrue. From and after the redemption date, unless we so default, all rights of the holders of the preferred shares as our stockholders, except the right to receive the redemption price (but without interest), will cease. Upon surrender in accordance with such notice of the certificates representing any such shares (properly endorsed or assigned for transfer, if our board of directors shall so require and the notice shall so state), the redemption price set forth above shall be paid out of the funds provided by us. If fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.
      Subject to applicable law and the limitation on purchases when dividends on the preferred shares are in arrears, we may, at any time and from time to time, purchase preferred shares in the open market, by tender or by private agreement.
Voting Rights
      Except as indicated below, and except as expressly required by applicable law, the holders of preferred shares will not be entitled to vote.
      If the equivalent of six quarterly dividends (whether or not consecutive) payable on the Series K Preferred Shares or any other series of our preferred stock ranking equally with the Series K Preferred Shares as to dividends or upon liquidation (any such series referred to as parity preferred shares) is in arrears, the holders of all outstanding preferred shares and shares of any series of parity preferred shares, voting as a single class without regard to series, will be entitled to elect two additional directors until all dividends in arrears have been paid or declared and funds therefor set apart for payment.
      At any time when such right to elect directors separately shall have so vested, we may, and upon the written request of the holders of record of not less than 20% of the total number of preferred shares and shares of any series of parity preferred shares then outstanding shall, call a special meeting of stockholders for the election of such directors. Such special meeting shall be held, in the case of such a written request, within 90 days after the delivery of such request and, in either case, at the place and upon the notice provided by law and in our bylaws, provided that we shall not be required to call such a special meeting if such request is received less than 120 days before the date fixed for our next annual meeting of stockholders and the holders of all classes of outstanding preferred stock are offered the opportunity to elect such directors (or fill any vacancy) at such annual meeting of stockholders. Directors so elected shall serve until our next annual meeting of stockholders or until their respective successors are elected and qualify, or, if sooner, until all dividends in arrears have been paid or declared and funds therefor set apart for payment. If, prior to the end of the term of any director so elected, a vacancy in the office of such director shall occur, during the continuance of a default in dividends on our preferred stock, by reason of death, resignation or disability, such vacancy shall be filled for the unexpired term of such former director by the appointment of a new director by the remaining director or directors so elected.
      The affirmative vote or consent of the holders of at least 66 2/3% of the outstanding preferred shares and of any series of parity preferred shares, voting as a single class, will be required to authorize another class of capital stock senior to the preferred shares with respect to the payment of dividends or the distribution of assets on liquidation. The affirmative vote or consent of the holders of at least 66 2/3% of the outstanding preferred shares will be required to amend or repeal any provision of, or add any provision to, the articles of amendment and restatement, including the articles supplementary that will define the terms of the preferred shares, if such action would materially and adversely alter or change the rights, preferences or privileges of the outstanding preferred shares.
      No consent or approval of the holders of preferred shares will be required for the issuance from our authorized but unissued preferred stock of other shares of any series of preferred stock ranking equally with or junior to the preferred shares as to payment of dividends and distribution of assets.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS
Considerations Relating to REITs
      A summary of the material U.S. federal income tax matters of general application pertaining to REITs under the U.S. Internal Revenue Code of 1986, as amended, referred to as the Code, is provided in the accompanying prospectus under the heading “Certain U.S. Federal Income Tax Considerations.” To reflect changes in the REIT tax rules that were enacted in October 2004 and December 2005, the following paragraph hereby replaces the final paragraph of the discussion contained in that section:

“In the event that we fail to meet certain gross income tests applicable to REITs, we may retain our qualification as a REIT if we pay a penalty tax equal to the amount by which 95% (or 90% for taxable years prior to 2005) or 75% of our gross income exceeds our gross income qualifying under the 95% or 75% gross income test, respectively (whichever amount is greater), multiplied by a fraction intended to reflect our profitability, so long as such failure was considered to be due to reasonable cause and not willful neglect and certain other conditions are satisfied. For taxable years after 2004, if we fail to meet the 5% or 10% asset tests applicable to REITs at the end of any quarter and did not cure such failure within 30 days thereafter, we may nonetheless retain our qualification as a REIT provided that the failure was due to assets the value of which did not exceed a specific statutory de minimis amount and certain other conditions are satisfied. For violations of any of the REIT asset tests not described in the preceding sentences, we may nonetheless retain our qualification as a REIT if we pay a tax equal to the greater of $50,000 or 35% of the net income generated by the non-qualifying assets, so long as any such failure was considered to be due to reasonable cause and not willful neglect and certain other conditions are satisfied. In addition, if we fail to satisfy certain requirements of the REIT provisions (other than the failures described above in the preceding sentences), we may nonetheless retain our qualification as a REIT if we pay a penalty of $50,000 for each such failure, so long as each such failure was considered to be due to reasonable cause and not willful neglect. Any such taxes or penalty amounts would adversely affect our ability to pay dividends and distributions to our stockholders and interest and principal to the holders of our debt securities.”
Considerations Relating to Our Depositary Shares
      The following is a general discussion of certain material U.S. federal income tax consequences of the ownership and disposition of depositary shares by a beneficial owner that is a “U.S. stockholder” (as defined below). This discussion is based on the Code, Treasury Regulations and administrative and judicial interpretations thereof, all as in effect as of the date of this prospectus supplement, and all of which are subject to change, possibly with retroactive effect. This discussion does not purport to deal with all aspects of U.S. federal income taxation that may be relevant to investors subject to special treatment under the U.S. federal income tax laws, such as dealers in securities, insurance companies, tax-exempt entities (except as described herein), expatriates, financial institutions, non-U.S. stockholders (except as described herein) and partnerships or other pass-through entities. This section applies only to purchasers of depositary shares who purchase such shares pursuant to this offering and hold such U.S shares as capital assets within the meaning of Section 1221 of the Code.
      Prospective holders should consult their tax advisors with respect to the U.S. federal income tax consequences of holding and disposing of the depositary shares in light of their particular situations and any consequences to them arising under other U.S. federal tax laws and the laws of any state, local or non-U.S. jurisdiction.
      As used herein, the term “U.S. stockholder” means a holder of depositary shares that for U.S. federal income tax purposes is:

•	an individual citizen or resident of the United States,

•	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any political subdivision thereof,

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source, or

•	a trust if

•	a U.S. court is able to exercise primary supervision over the administration of that trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or

•	it has a valid election in place to be treated as a U.S. person.
      As used herein, the term “non-U.S. stockholder” means a holder of our depositary shares that for U.S. federal income tax purposes is either a nonresident individual alien or a corporation, estate or trust that is not a U.S. stockholder.
      The U.S. federal income tax treatment of a partner in a partnership holding depositary shares will depend on the activities of the partnership and the status of the partner. A partner in such partnership should consult its own tax advisor regarding the U.S. federal income tax treatment to the partner of such partnership holding the depositary shares.
      Owners of depositary shares will be treated for U.S. federal income tax purposes as if they were direct owners of the preferred shares represented by those depositary shares and, accordingly, the following discussion of tax consequences pertaining to the depositary shares pertains equally to the preferred shares. Exchanges of preferred shares for depositary shares and depositary shares for preferred shares generally will not be subject to U.S. federal income tax.
      Except as set forth above, this prospectus supplement does not address our taxation or the impact on us of our election to be taxed as a REIT. Prospective investors are urged to consult the information above under the heading “— Considerations Relating to REITs” and our accompanying prospectus under the heading “Certain U.S. Federal Income Tax Considerations” for information relating to our taxation as a REIT. The discussion set forth below assumes that we qualify and remain qualified as a REIT under the Code.

Taxable U.S. Stockholders
      Distributions. Except as discussed below, distributions with respect to our depositary shares made out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be includible by a U.S. stockholder as ordinary income for U.S. federal income tax purposes. None of these distributions will be eligible for the dividends received deduction for a corporate stockholder. For purposes of determining whether distributions on our depositary shares are made out of current or accumulated earnings or profits, our earnings and profits will be allocated first to distributions on our preferred stock, including depositary shares, based on distribution priority, and then to distributions on our common stock. Distributions in excess of current and accumulated earnings and profits will not be taxable to a U.S. stockholder to the extent that they do not exceed the adjusted tax basis of the holder’s depositary shares, but rather will be treated as a return of capital and reduce the adjusted basis of such depositary shares. To the extent that such distributions exceed the adjusted basis of a U.S. stockholder’s depositary shares, they will be included in income as long-term capital gain if the stockholder has held its shares for more than one year and otherwise as short-term capital gain. Any dividend declared by us in October, November or December of any year payable to a stockholder of record on a specified date in any such month shall be treated as both paid by us and received by the stockholder on December 31 of such year, provided that the dividend is actually paid by us during January of the following calendar year.
      Dividends paid to a noncorporate U.S. stockholder generally will not qualify for the 15% tax rate applicable to “qualified dividend income.” The Jobs and Growth Tax Relief Reconciliation Act of 2003 reduced the maximum tax rate for qualified dividend income to 15% for tax years beginning on or before December 31, 2008 and the Tax Increase Prevention and Reconciliation Act of 2005 extended the 15% rate to tax years beginning on or before December 31, 2010. Qualified dividend income generally includes dividends paid by domestic C corporations and certain qualified foreign corporations to most noncorporate U.S. stockholders. Because we are not generally subject to federal income tax on the portion of our REIT taxable income that we distribute to our stockholders, our dividends generally will not be eligible for the 15% tax rate on qualified dividend income. As a result, our ordinary REIT dividends will continue to be taxed at the higher tax rate applicable to ordinary income. Currently, the highest marginal individual income tax rate on ordinary income is 35%. However, the 15% tax rate for qualified dividend income will apply to our ordinary REIT dividends, if any, that are (i) attributable to dividends received by us from non-REIT corporations, such as our taxable REIT subsidiaries, or (ii) attributable to income upon which we have paid corporate income tax (e.g., to the extent that we distribute less than 100% of our taxable income). In general, to qualify for the reduced tax rate on qualified dividend income, a U.S. stockholder must hold our stock (with risk of loss) for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which our stock becomes ex-dividend and must satisfy certain other conditions.
      Distributions that are designated as capital gain dividends will generally be taxed as long-term capital gains (to the extent they do not exceed our actual net capital gain for the taxable year) without regard to the period for which the holder has held our preferred stock. However, corporate holders may be required to treat up to 20% of certain capital gain dividends as ordinary income.
      We may elect to retain and pay income tax on our net capital gain received during the taxable year. If we so elect for a taxable year, our U.S. stockholders would include in income as long-term capital gains their proportionate share of such portion of our undistributed net capital gains for the taxable year as we may designate. A U.S. stockholder would be deemed to have paid its share of the tax paid by us on such undistributed net capital gain, which would be credited or refunded to the stockholder. The U.S. stockholder’s basis in the depositary shares would be increased by the amount of undistributed net capital gain included in such U.S. stockholder’s income, less the capital gains tax paid by us.
      The maximum tax rate on long-term capital gain applicable to noncorporate taxpayers is 15% for sales and exchanges of assets held for more than one year occurring in taxable years beginning on or before December 31, 2010. The maximum tax rate on long-term capital gain from the sale or exchange of “section 1250 property,” or depreciable real property, is 25% to the extent that such gain would have been treated as ordinary income if the property were “section 1245 property” (i.e., to the extent of depreciation recapture). With respect to distributions that we designate as capital gain dividends and any retained capital gain that we are deemed to distribute, we generally may designate whether such a distribution is taxable to our noncorporate U.S. stockholders at a 15% or 25% tax rate. Thus, the tax rate differential between capital gain and ordinary income for noncorporate taxpayers may be significant. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A noncorporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000. A noncorporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at ordinary corporate rates. A corporate taxpayer may deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.
      Stockholders may not include in their individual income tax returns any of our net operating losses or capital losses. Instead, such losses would be carried over by us for potential offset against our future income (subject to certain limitations). Taxable distributions from us and gain from the disposition of depositary shares will not be treated as passive activity income and, therefore, stockholders generally will not be able to apply any “passive activity losses” (such as losses from certain types of limited partnerships in which the stockholder is a limited partner) against such income. Taxable distributions from us generally will be treated as investment income for purposes of the investment interest limitations. Capital gains from the disposition of depositary shares (or distributions treated as such) will be treated as investment income only if the stockholder so elects, in which case such capital gains will be taxed at ordinary income rates. We will notify stockholders after the close of our taxable year as to the portions of the distributions attributable to that year that constitute each of (i) distributions taxable at ordinary income tax rates, (ii) capital gains dividends, (iii) qualified dividend income, if any, and (iv) returns of capital.
      Sale or Exchange of Depositary Shares. Upon the sale or exchange of depositary shares to a person other than us, a U.S. stockholder generally will recognize gain or loss equal to the difference between (i) the amount of cash and the fair market value of any property received (less any portion thereof attributable to accumulated and declared but unpaid dividends, which will be taxable as dividends to the extent of our current and accumulated earnings and profits) and (ii) the U.S. stockholder’s adjusted tax basis in such shares. Such gain or loss will be capital gain or loss and will be long-term capital gain or loss if such shares have been held for more than one year. In general, any loss upon a sale or exchange of depositary shares by a holder who has held such shares for six months or less (after applying certain holding period rules) will be treated by such holder as long-term capital loss to the extent of distributions from us required to be treated by such U.S. stockholder as long-term capital gain. All or a portion of any loss realized upon a taxable disposition of depositary shares may be disallowed if substantially identical stock or securities are purchased within 30 days before or after the disposition. In addition, the ability to otherwise deduct capital losses may be limited under the Code.
      Redemption of Depositary Shares. A redemption of depositary shares will be treated under Section 302 of the Code as a distribution taxable as a dividend (to the extent of our current and accumulated earnings and profits) at ordinary income rates unless the redemption satisfies one of the applicable tests set forth in Section 302(b) of the Code and is therefore treated as a sale or exchange of redeemed shares, except that the portion of the redemption proceeds attributable to accrued and declared but unpaid dividends will be taxable in any event as a dividend to the extent of our current and accumulated earnings and profits. The redemption generally will be treated as a sale or exchange if it (i) results in a “complete termination” of the U.S. stockholder’s share interest in us, (ii) is “substantially disproportionate” or (iii) is “not essentially equivalent to a dividend” with respect to the stockholder, all within the meaning of Section 302(b) of the Code. In determining whether any of these tests have been met, depositary shares considered to be owned by a U.S. stockholder by reason of certain constructive ownership rules set forth in the Code, as well as depositary shares actually owned by such U.S. stockholder, must generally be taken into account. Because the determination as to whether any of the alternative tests of Section 302(b) of the Code will be satisfied with respect to any particular U.S. stockholder depends upon the facts and circumstances at the time that the determination must be made, prospective U.S. stockholders are advised to consult their own tax advisors to determine such tax treatment.
      If a redemption of depositary shares is not treated as a distribution taxable as a dividend to a particular U.S. stockholder, it will be treated as a taxable sale or exchange. See “— Sale or Exchange of Depositary Shares” above.
      If a redemption of depositary shares is treated as a distribution taxable as a dividend, the amount of the distribution will be measured by the amount of cash and the fair market value of any property received by such U.S. stockholder. The U.S. stockholder’s adjusted basis in the redeemed depositary shares for tax purposes will be transferred to such stockholder’s remaining depositary shares or other shares of our stock. If the stockholder owns no other shares of our stock, such basis may, under certain circumstances, be transferred to a related person or it may be lost entirely.

Tax-Exempt U.S. Stockholders
      Distributions by us to a tax-exempt U.S. stockholder generally should not constitute unrelated business taxable income (“UBTI”), provided that (i) the U.S. stockholder has not financed the acquisition of its depositary shares with “acquisition indebtedness” within the meaning of the Code and (ii) our depositary shares are not otherwise used in an unrelated trade or business of such tax-exempt U.S. stockholder.
      Notwithstanding the preceding paragraph, under certain circumstances, qualified trusts that hold more than 10% (by value) of our shares of stock may be required to treat a certain percentage of dividends as UBTI. This requirement will only apply if we are treated as a “pension-held REIT.” The restrictions on ownership of shares of stock in our articles of amendment and restatement should prevent us from being treated as a pension-held REIT, although there can be no assurance that this will be the case.

Backup Withholding
      We will report to our U.S. stockholders and the Internal Revenue Service the amount of dividends paid during each calendar year, and the amount of tax withheld, if any. Under the backup withholding rules, a U.S. stockholder may be subject to backup withholding tax at a current rate of 28% (subject to increase to 31% after 2010) with respect to dividends paid and with respect to any proceeds from the sale or redemption of depositary shares unless such U.S. stockholder (a) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact or (b) provides a taxpayer identification number and otherwise complies with applicable requirements of the backup withholding rules. A U.S. stockholder that does not provide us with its correct taxpayer identification number may also be subject to penalties imposed by the Internal Revenue Service. Any amount paid as backup withholding will be creditable against such U.S. stockholder’s income tax liability, and may entitle such stockholder to a refund, provided the U.S. stockholder timely furnishes the required information to the Internal Revenue Service.

Non-U.S. Stockholders
      The rules governing United States income taxation of non-U.S. stockholders are quite complex. Certain distributions paid by us to non-U.S. stockholders will be subject to U.S. withholding tax. Prospective non-U.S. stockholders should consult with their own tax advisors to determine the impact of U.S. federal, state, local and non-U.S. tax laws on an investment in us, and to determine their reporting requirements, if any.

UNDERWRITING
      Subject to the terms and conditions contained in an underwriting agreement dated the date of this prospectus supplement, the underwriters named below, for whom Wachovia Capital Markets, LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated are acting as representatives, have agreed to purchase, and we have agreed to sell to the underwriters, 2,000,000 depositary shares. Additional underwriters and co-managers may be added with respect to this offering after the date hereof.

Number of
Underwriter	Shares

Wachovia Capital Markets, LLC	600,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	600,000
Credit Suisse Securities (USA) LLC	300,000
J.P. Morgan Securities Inc.	300,000
BB&T Capital Markets, a division of Scott & Stringfellow Inc.	100,000
Raymond James & Associates, Inc.	100,000

Total	2,000,000

      The underwriting agreement provides that the obligations of the underwriters to purchase depositary shares in this offering are subject to approval of legal matters by their counsel and to other conditions. The underwriters are obligated to purchase all of the depositary shares if they purchase any of the depositary shares.
      We intend to file an application to list the depositary shares on the NYSE. If approved, trading of the depositary shares on the NYSE is expected to commence within the 30-day period after initial delivery of the depositary shares. Some of the underwriters have advised us that they intend to make a market in the depositary shares prior to the commencement of trading on the NYSE. The underwriters will have no obligation to make a market in the depositary shares, however, and may cease market-making activities, if commenced, at any time.
      Before this offering, there has been no public market for our depositary shares. An active trading market for our depositary shares may not develop. Even if an active market does develop, the public price at which the depositary shares trade in the future may be below the offering price.
      The underwriters initially propose to offer some of the depositary shares directly to the public at the public offering price set forth on the cover page of this prospectus supplement and some of the depositary shares to dealers at the public offering price less a concession not to exceed $0.50 per depositary share. The underwriters may allow, and dealers may reallow, a concession not to exceed $0.45 per depositary share on sales to other dealers. After the initial public offering of the depositary shares, the public offering price and other selling terms may from time to time be varied by the underwriters.
      The following table shows the underwriting discounts and commissions that we are to pay the underwriters in connection with this offering.

Per Share

Public offering price	$25.0000
Underwriting discount and commissions	$0.7875
Proceeds, before expenses, to us	$24.2125
      We estimate that the portion of the total expenses of this offering payable by us, other than the underwriting discounts and commissions referred to above, will be approximately $200,000.
      In connection with the offering, the underwriters may purchase and sell depositary shares in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of depositary shares in excess of the number of depositary shares to be purchased by the underwriters in this offering, which creates a syndicate short position. The underwriters must close out any short position by purchasing depositary shares in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the depositary shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for, or purchases of, depositary shares in the open market while the offering is in progress. The underwriters also may impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the underwriters repurchase depositary shares originally sold by that syndicate member in order to cover syndicate short positions or make stabilizing purchases. Any of these activities may have the effect of preventing or retarding a decline in the market price of the depositary shares. They may also cause the price of the depositary shares to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions on the NYSE or in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.
      We have agreed that, subject to some exceptions, we will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act of 1933 relating to, any depositary shares or securities convertible into or exchangeable or exercisable for any depositary shares, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of the underwriters for a period of 45 days after the date of this prospectus supplement. However, in the event that either (1) during the last 17 days of the “lock-up” period, we release earnings results or material news or a material event relating to us occurs or (2) prior to the expiration of the “lock-up” period, we announce that we will release earnings results during the 16-day period beginning on the last day of the “lock-up” period, then in either case the expiration of the “lock-up” will be extended until the expiration of the 18-day period beginning on the date of the release of the earnings results or material news or the occurrence of the material event, as applicable, unless the underwriters waive, in writing, such an extension.
      The underwriters or their affiliates have performed certain investment banking and advisory services for us from time to time for which they have received customary fees and expenses. Affiliates of Wachovia Capital Markets, LLC and J.P. Morgan Securities Inc., two of the underwriters in this offering, are lenders under our credit facility, borrowings under which will be repaid in part with the net proceeds of this offering. The underwriters or their affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of their businesses for which they would expect to receive customary fees and expenses.
      We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

NOTICE TO CANADIAN RESIDENTS
Resale Restrictions
      The distribution of the depositary shares in Canada is being made on a private placement basis exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in each province where trades of depositary shares are made. Any resale of the depositary shares in Canada must be made under applicable securities laws, which will vary depending on the relevant jurisdiction and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the depositary shares.
Representations of Purchasers
      By purchasing depositary shares in Canada and accepting a purchase confirmation, a purchaser is representing to us and the dealer from whom the purchase confirmation is received that:

•	the purchaser is entitled under applicable provincial securities laws to purchase the depositary shares without the benefit of a prospectus qualified under those securities laws,

•	where required by law, the purchaser is purchasing as principal and not as agent,

•	the purchaser has reviewed the text above under “Resale Restrictions,” and

•	the purchaser acknowledges and consents to the provision of specified information concerning its purchase of the depositary shares to the regulatory authority that by law is entitled to collect the information.
      Further details concerning the legal authority for this information are available on request.
Right of Action — Ontario Purchasers Only
      Under Ontario securities legislation, certain purchasers who purchase depositary shares offered by this prospectus supplement and the accompanying prospectus during the period of distribution will have a statutory right of action for damages or, while still the owner of the depositary shares, for rescission against us in the event that this prospectus supplement and the accompanying prospectus contain a misrepresentation without regard to whether the purchaser relied on the misrepresentation. The right of action for damages is exercisable not later than the earlier of 180 days from the date the purchaser first had knowledge of the facts giving rise to the cause of action and three years from the date on which payment is made for the depositary shares. The right of action for rescission is exercisable not later than 180 days from the date on which payment is made for the depositary shares. If a purchaser elects to exercise the right of action for rescission, the purchaser will have no right of action for damages against us. In no case will the amount recoverable in any action exceed the price at which the depositary shares were offered to the purchaser and, if the purchaser is shown to have purchased the securities with knowledge of the misrepresentation, we will have no liability. In the case of an action for damages, we will not be liable for all or any portion of the damages that are proven to not represent the depreciation in value of the depositary shares as a result of the misrepresentation relied upon. These rights are in addition to, and without derogation from, any other rights or remedies available at law to an Ontario purchaser. The foregoing is a summary of the rights available to an Ontario purchaser. Ontario purchasers should refer to the complete text of the relevant statutory provisions.

Enforcement of Legal Rights
      All of our directors and officers as well as the experts named in the accompanying prospectus may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All or a substantial portion of our assets and the assets of those persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.
Taxation and Eligibility for Investment
      Canadian purchasers of the depositary shares should consult their own legal and tax advisors with respect to the tax consequences of an investment in the depositary shares in their particular circumstances and about the eligibility of the depositary shares for investment by the purchaser under relevant Canadian legislation.
LEGAL MATTERS
      Certain legal matters relating to the offering will be passed upon for us by Cahill Gordon & Reindel llp, New York, New York. Certain legal matters relating to the offering will be passed upon for the underwriters by Clifford Chance US LLP, New York, New York. Cahill Gordon & Reindel llp and Clifford Chance US LLP will each rely as to all matters of Maryland law on the opinion of McGuireWoods LLP, Baltimore, Maryland, and Cahill Gordon & Reindel llp will rely as to all matters of Illinois law on the opinion of Barack Ferrazzano Kirschbaum Perlman & Nagelberg LLP, Chicago, Illinois.

PROSPECTUS
$1,014,165,320
FIRST INDUSTRIAL REALTY TRUST, INC.
and
FIRST INDUSTRIAL, L.P.
                 First Industrial Realty Trust, Inc. may offer the following securities for sale through this prospectus from time to time:

•	shares of common stock;

•	shares of preferred stock; and

•	shares of preferred stock represented by depositary shares.
           First Industrial, L.P., the operating partnership of First Industrial Realty Trust, Inc., may offer up to $500,000,000 of unsecured non-convertible investment grade debt securities for sale through this prospectus from time to time.
           We will provide the specific terms of the securities that we are offering in one or more supplements to this prospectus. Any supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under “Where You Can Find More Information” before investing in our securities. The aggregate of the offering prices of securities covered by this prospectus will not exceed $1,014,165,320.
           The common stock of First Industrial Realty Trust, Inc. is listed on the New York Stock Exchange under the symbol “FR.”
           We may sell offered securities through agents, to or through underwriters or through dealers, directly to purchasers or through a combination of these methods of sale. See “Plan of Distribution” for more information.
           This prospectus may not be used to consummate sales of offered securities unless accompanied by a prospectus supplement.
           Investing in the securities of First Industrial Realty Trust, Inc. or the Operating Partnership involves risks that are described in the “Risk Factors” section beginning on page 3 of this prospectus.

           Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 30, 2004.

           We have not authorized any dealer, salesperson or other person to give you written information other than this prospectus or any prospectus supplement or to make representations as to matters not stated in this prospectus or any prospectus supplement. You must not rely on unauthorized information. This prospectus and any prospectus supplement are not an offer to sell these securities or our solicitation of your offer to buy the securities in any jurisdiction where that would not be permitted or legal. The delivery of this prospectus or any prospectus supplement at any time does not create an implication that the information contained herein or therein is correct as of any time subsequent to their respective dates.

ABOUT THIS PROSPECTUS
           This prospectus is part of a registration statement First Industrial Realty Trust, Inc. (the “Company”) and First Industrial, L.P. (the “Operating Partnership”) filed with the Securities and Exchange Commission, or SEC, utilizing the “shelf” registration process, relating to the common stock, preferred stock, depositary shares and debt securities described in this prospectus. Under this shelf registration process, the Company and the Operating Partnership may sell any combination of the securities described in this prospectus in one or more offerings up to a total amount of $1,014,165,320.
           This prospectus provides you with a general description of the securities the Company and the Operating Partnership may offer. Each time the Company or the Operating Partnership sells securities, it will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”
           As used in this prospectus, “we,” “us” and “our” refer to the Company and its subsidiaries, including the Operating Partnership, unless the context otherwise requires.
THE COMPANY AND THE OPERATING PARTNERSHIP
           The Company is a real estate investment trust, or REIT, subject to Sections 856 through 860 of the Internal Revenue Code of 1986. The Company and its consolidated partnerships, corporations and limited liability companies are a self-administered and fully integrated real estate company which owns, manages, acquires, sells and develops industrial real estate.
           As of March 31, 2004, our portfolio consisted of the following types of properties:

•	416 light industrial properties — Light industrial properties generally are of less than 100,000 square feet, have a ceiling height of 16 to 21 feet, are comprised of 5% to 50% office space, contain less than 50% of manufacturing space and have a land use ratio of 4:1. The land use ratio is the ratio of the total property area to that not occupied by the building.

•	130 bulk warehouse properties — Bulk warehouse buildings generally are of more than 100,000 square feet, have a ceiling height of at least 22 feet, are comprised of 5% to 15% office space, contain less than 25% of manufacturing space and have a land use ratio of 2:1.

•	160 R&D/flex properties — Research and development/flex buildings generally are of less than 100,000 square feet, have a ceiling height of less than 16 feet, are comprised of 50% or more of office space, contain less than 25% of manufacturing space and have a land use ratio of 4:1.

•	87 regional warehouse properties — Regional warehouses generally are of less than 100,000 square feet, have a ceiling height of at least 22 feet, are comprised of 5% to 15% of office space, contain less than 25% of manufacturing space and have a land use ratio of 2:1.

•	32 manufacturing properties — Manufacturing properties are a diverse category of buildings that generally have a ceiling height of 10 to 18 feet, are comprised of 5% to 15% of office space, contain more than 50% of manufacturing space and have a land use ratio of 4:1.
These properties contain approximately 58.5 million square feet of gross leaseable area located in 22 states.
           Our interests in our properties and land parcels are held through partnerships, corporations and limited liability companies controlled by the Company, including the Operating Partnership, of which the Company is the sole general partner. As of March 31, 2004, the Company held approximately 86.1% of the outstanding limited partnership units of the Operating Partnership. At that date, approximately 13.9% of the outstanding limited partnership units were held by outside investors, including certain members of the management of the Company. Each limited partnership unit, other than those held by the Company, may be exchanged for one share of the Company common stock, subject to adjustments. Upon each exchange, the number of limited partnership units held by the Company, and its ownership percentage of the Operating Partnership, increases. As of March 31, 2004, the Company also owned preferred general partnership interests in the Operating Partnership with an aggregate liquidation priority of $250.0 million.
           We utilize an operating approach that combines the effectiveness of decentralized, locally based property management, acquisition, sales and development functions with the cost efficiencies of centralized acquisition, sales and development support, capital markets expertise, asset management and fiscal control systems. At March 31, 2004, we had 331 employees.
           We have grown and will seek to continue to grow through the development of industrial properties and acquisition of additional industrial properties.
           The Company is a Maryland corporation organized on August 10, 1993, and which completed its initial public offering in June 1994. The Operating Partnership is a Delaware limited partnership organized in November 1993. Our principal executive offices are located at 311 S. Wacker Drive, Suite 4000, Chicago, Illinois 60606, telephone number (312) 344-4300. Our website is http://www.firstindustrial.com. The information on our website is not a part of, and is not incorporated by reference into, this prospectus.

RISK FACTORS
           Your investment in any of our securities involves certain risks. Prior to making a decision about investing in our securities, and in consultation with your own financial and legal advisers, you should carefully consider, among other matters, the following risk factor, as well as those incorporated by reference in this prospectus, including our most recent Annual Report on Form 10-K, and those included in the applicable prospectus supplement regarding risks particular to each type or series of securities that we are offering under that prospectus supplement.

The Company might fail to qualify or remain qualified as a REIT.
           We intend to operate so as to qualify as a REIT under the Internal Revenue Code of 1986 (the “Code”) Although we believe that we are organized and will operate in a manner so as to qualify as a REIT, qualification as a REIT involves the satisfaction of numerous requirements, some of which must be met on a recurring basis. These requirements are established under highly technical and complex Code provisions of which there are only limited judicial or administrative interpretations, and involve the determination of various factual matters and circumstances not entirely within our control.
           We (through one of our subsidiary partnerships) entered into certain development agreements in 2000 through 2003, the performance of which has been completed. Under these agreements, we provided services to unrelated third parties and certain payments were made by the unrelated third parties for services provided by certain contractors hired by us. We believe that these payments were properly characterized by us as reimbursements for costs incurred by us on behalf of the third parties and do not constitute gross income and did not prevent us from satisfying the gross income requirements of the REIT provisions (the “gross income tests”). We have brought this matter to the attention of the Internal Revenue Service, or IRS. The IRS has not challenged or expressed any interest in challenging our view on this matter. If the IRS were to challenge such position and were successful, we might be found not to have satisfied the gross income tests in one or more of our taxable years. If we were found not to have satisfied the gross income tests, we could be subject to a penalty tax as further discussed under “Certain U.S. Federal Income Tax Considerations” below. However, such noncompliance should not adversely affect our status as a REIT as long as such noncompliance was due to reasonable cause and not to willful neglect, and certain other requirements are met. Although this cannot be assured, we believe that the risk of losing our REIT status as a result of these development agreements is remote.
           If we were to fail to qualify as a REIT in any taxable year, we would be subject to federal income tax, including any applicable alternative minimum tax, on our taxable income at corporate rates. This could result in a discontinuation or substantial reduction in dividends to stockholders and in cash to pay interest and principal on debt securities that we issue. Unless entitled to relief under certain statutory provisions, we also would be disqualified from electing treatment as a REIT for the four taxable years following the year during which we failed to qualify as a REIT. See “Certain U.S. Federal Income Tax Considerations” below.

RATIOS OF EARNINGS TO FIXED CHARGES
           The Company’s ratios of earnings to fixed charges and preferred dividend requirements for the three months ended March 31, 2004 and for the years ended December 31, 2003, 2002, 2001, 2000 and 1999 were 1.02x, 1.13x, 1.11x, 1.42x, 1.47x and 1.61x, respectively. For purposes of computing the ratios of earnings to fixed charges and preferred stock dividends, earnings have been calculated by adding fixed charges (excluding capitalized interest) to income from continuing operations before minority interest allocable to continuing operations. Fixed charges consist of interest cost, whether expensed or capitalized and amortization of deferred financing costs.
           The Operating Partnership’s ratios of earnings to fixed charges for the three months ended March 31, 2004 and for the years ended December 31, 2003, 2002, 2001, 2000 and 1999 were 1.35x, 1.42x, 1.69x, 2.06x, 2.08x and 2.30x, respectively. For purposes of computing the ratios of earnings to fixed charges, earnings have been calculated by adding fixed charges (excluding capitalized interest) to income from continuing operations. Fixed charges consist of interest cost, whether expensed or capitalized and amortization of deferred financing costs.
           The ratios set forth above for the five years ended December 31, 2003 are subject to adjustment as a result of the adoption of the Financial Accounting Standards Board’s Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long Lived Assets” (“FAS 144”), as described in Note 3 to the consolidated financial statements in 2003 Annual Report on Form 10-K of the Operating Partnership and of the Company for the year ended December 31, 2003 and in Note 2 to the consolidated financial statements in Quarterly Report on Form 10-Q of the Operating Partnership and of the Company for the quarter ended March 31, 2004. As a result, the adjustment required by FAS 144 will reduce income from continuing operations and the ratios of earnings to fixed charges reported above will not agree to the ratios reported in 2003 Annual Report on Form 10-K of the Operating Partnership and of the Company.
USE OF PROCEEDS
           Unless otherwise described in the applicable prospectus supplement, the Company and the Operating Partnership intend to use the net proceeds from the sale of securities offered by this prospectus and the applicable prospectus supplement for general corporate purposes, which may include the acquisition and development of additional properties, the repayment of outstanding debt, the redemption of the Company’s preferred stock or the improvement of certain properties already in the Company’s portfolio. Any proceeds from the sale of common stock, preferred stock or depositary shares by the Company will be invested in the Operating Partnership, which will use the proceeds for the same purposes.
PLAN OF DISTRIBUTION
           The Company and/or the Operating Partnership may sell offered securities in any one or more of the following ways from time to time:

•	through agents;

•	to or through underwriters;

•	through dealers;

•	directly to purchasers; or

•	through a combination of these methods of sale.

           The prospectus supplement relating to the offered securities will set forth the terms of the offering and of the offered securities, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the offered securities and the proceeds to the Company and/ or the Operating Partnership from such sale;

•	any underwriting discounts and commission or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any initial public offering price; and

•	any discounts or concessions allowed or reallowed or paid to dealers and any securities exchange on which such offered securities may be listed.
Any initial public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
           The distribution of the offered securities may be effected from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.
           Offers to purchase offered securities may be solicited by agents designated by the Company and/or the Operating Partnership from time to time. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by the Company and/or the Operating Partnership to the agent will be set forth, in the applicable prospectus supplement. Underwriters and agents in any distribution contemplated hereby, including but not limited to at-the-market equity offerings, may from time to time include Banc One Capital Markets, Inc., Brinson Patrick Securities Corporation and/or Cantor Fitzgerald & Co. Underwriters or agents could make sales in sales deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on the New York Stock Exchange, or NYSE, the existing trading market for our common stock, or sales made to or through a market maker other than on an exchange. At-the-market offerings made pursuant to this prospectus and any accompanying prospectus supplement may not exceed 10% of the aggregate market value of our outstanding voting securities held by non-affiliates on a date within 60 days prior to the filing of the registration statement of which this prospectus is a part. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a reasonable best efforts basis for the period of its appointment. Any agent may, and if acting as agent in an at-the market equity offering will, be deemed to be an underwriter, as that term is defined in the Securities Act, of the offered securities.
           If offered securities are sold by means of an underwritten offering, the Company and/ or the Operating Partnership will execute an underwriting agreement with an underwriter or underwriters, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the prospectus supplement which will be used by the underwriters to make resales of the offered securities. If underwriters are utilized in the sale of the offered securities, the offered securities may be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Offered securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. If any underwriter or underwriters are utilized in the sale of the offered securities, unless otherwise indicated in the prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters with respect to a sale of offered securities will be obligated to purchase all such offered securities of a series if any are purchased.
           The Company and/ or the Operating Partnership may grant to the underwriters options to purchase additional offered securities to cover over-allotments, if any, at the public offering price, with additional underwriting discounts or commissions, as may be set forth in the prospectus supplement relating thereto. If the Company and/ or the Operating Partnership grant any over-allotment option, the terms of the over-allotment option will be set forth in the prospectus supplement relating to the offered securities.
           If a dealer is utilized in the sales of offered securities in respect of which this prospectus is delivered, the Company and/or the Operating Partnership will sell the offered securities to the dealer as principal. The dealer may then resell the offered securities to the public at varying prices to be determined by the dealer at the time of resale. Any dealer may be deemed to be an underwriter, as that term is defined in the Securities Act, of the offered securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the related prospectus supplement.
           Offers to purchase offered securities may be solicited directly by the Company and/or the Operating Partnership and the sale may be made by the Company and/or the Operating Partnership directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the related prospectus supplement.
           Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for the Company and/ or the Operating Partnership. Any remarketing firm will be identified and the terms of its agreements, if any, with the Company and/ or the Operating Partnership and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act, in connection with the offered securities remarketed thereby.
           Agents, underwriters, dealers and remarketing firms may be entitled under relevant agreements entered into with the Company and/or the Operating Partnership to indemnification by the Company and/or the Operating Partnership against certain civil liabilities, including liabilities under the Securities Act, that may arise from any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the agents, underwriters, dealers or remarketing firms may be required to make. The terms of any such indemnification or contribution will be described in the related prospectus supplement.
           If so indicated in the prospectus supplement, the Company and/or the Operating Partnership will authorize underwriters or other persons acting as agents to solicit offers by certain institutions to purchase offered securities from the Company and/or the Operating Partnership, pursuant to contracts providing for payments and delivery on a future date. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases these institutions must be approved by the Company and/ or the Operating Partnership. The obligations of any purchaser under any contract will be subject to the condition that the purchase of the offered securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.
           Each series of offered securities will be a new issue and, other than the common stock of the Company, which is listed on the NYSE, will have no established trading market. The Company and/or the Operating Partnership may elect to list any series of offered securities on an exchange or automated quotation system, and in the case of the common stock of the Company, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement, the Company and/or the Operating Partnership will not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the offered securities.

           Underwriters, dealers, agents and remarketing firms may engage in transactions with, or perform services for, the Company and/or the Operating Partnership and their subsidiaries in the ordinary course of business.
DESCRIPTION OF DEBT SECURITIES
           The debt securities will be issued under an indenture, dated as of May 13, 1997, between the Operating Partnership and U.S. Bank National Association (formerly known as First Trust National Association), as trustee, which has been incorporated by reference as an exhibit to the registration statement of which this prospectus is a part, subject to such amendments or supplements as may be adopted from time to time. The indenture is subject to and governed by the Trust Indenture Act of 1939, as amended. The statements made under this heading relating to the debt securities and the indenture are summaries only, do not purport to be complete and are qualified in their entirety by reference to the debt securities and the indenture. All material terms of the debt securities and the indenture, other than those disclosed in the applicable prospectus supplement, are described in this prospectus.
           The debt securities to be offered under this prospectus and in any applicable prospectus supplement will be “investment grade” securities, meaning that at the time of the offering of the debt securities, at least one nationally recognized statistical rating organization, as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”), will have rated the debt securities in one of its generic rating categories that signifies investment grade. Typically the four highest rating categories, within which there may be sub-categories or gradations indicating relative standing, signify investment grades. An investment grade rating is not a recommendation to buy, sell or hold securities, is subject to revision or withdrawal at any time by the assigning entity and should be evaluated independently of any other rating.
Terms
           General. The debt securities will be direct unsecured obligations of the Operating Partnership. The indebtedness represented by the debt securities will rank equally with all other unsecured and unsubordinated indebtedness of the Operating Partnership. No partner, whether limited or general, including the Company, of the Operating Partnership has any obligation for the payment of principal of, or premium, if any, or interest, if any, on, or any other amount with respect to, the debt securities. The particular terms of the debt securities offered by a prospectus supplement, including any applicable federal income tax considerations, will be described in the applicable prospectus supplement, along with any applicable modifications of or additions to the general terms of the debt securities as described in this prospectus and in the indenture. For a description of the terms of any series of debt securities, you should read both the prospectus supplement relating to the debt securities and the description of the debt securities in this prospectus.
           Except as set forth in any prospectus supplement, the debt securities may be issued without limit as to aggregate principal amount, in one or more series, in each case as established from time to time by the Operating Partnership or as set forth in the indenture or in one or more supplemental indentures to the indenture. All debt securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the holders of the debt securities of such series, for issuance of additional debt securities of such series.
           The indenture provides that the Operating Partnership may, but need not, designate more than one trustee, each with respect to one or more series of debt securities. Any trustee under the indenture may resign or be removed with respect to one or more series of debt securities, and a successor trustee may be appointed to act with respect to the series. In the event that two or more persons are acting as trustee with respect to different series of debt securities, each trustee shall be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee. In that event and except as otherwise indicated in this prospectus, any action described in this prospectus to be taken by each trustee may be taken by each such trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the indenture.

           The following summaries set forth general terms and provisions of the indenture and the debt securities. The prospectus supplement relating to the applicable series of debt securities will contain further terms of the debt securities, including the following specific terms:

•	The title of the debt securities;

•	The aggregate principal amount of the debt securities and any limit on the aggregate principal amount;

•	The price, expressed as a percentage of the principal amount thereof, at which the debt securities will be issued and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of maturity;

•	The date or dates, or the method for determining the date or dates, on which the principal of the debt securities will be payable;

•	The rate or rates, which may be fixed or variable, or the method by which the rate or rates shall be determined, at which the debt securities will bear interest, if any;

•	The date or dates, or the method for determining the date or dates, from which any interest will accrue, the dates on which any interest will be payable, the record dates for interest payment dates, or the method by which the dates shall be determined, the persons to whom the interest will be payable, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

•	The place or places where the principal of and premium or make-whole amount, if any, and interest, if any, on the debt securities will be payable, where the debt securities may be surrendered for registration of transfer or exchange and where notices or demands to or upon the Operating Partnership in respect of the debt securities and the indenture may be served;

•	The period or periods, if any, within which, the price or prices at which, and the other terms and conditions upon which, the debt securities may, under any optional or mandatory redemption provisions, be redeemed, as a whole or in part, at the option of the Operating Partnership;

•	The obligation, if any, of the Operating Partnership to redeem, repay or purchase the debt securities under any sinking fund or analogous provision or at the option of a holder thereof, and the period or periods within which, the price or prices at which, and the other terms and conditions upon which, the debt securities will be redeemed, repaid or purchased, as a whole or in part, pursuant to such obligation;

•	If other than U.S. dollars, the currency or currencies in which the debt securities are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto;

•	Whether the amount of payments of principal of and premium or make-whole amount, if any, including any amount due upon redemption, if any, or interest, if any, on the debt securities may be determined with reference to an index, formula or other method, which index, formula or method may, but need not, be based on the yield on or trading price of other securities, including United States Treasury securities, or on a currency, currencies, currency unit or units, or composite currency or currencies, and the manner in which such amounts shall be determined;

•	Whether the principal of and premium or make-whole amount, if any, or interest on the debt securities of the series are to be payable, at the election of the Operating Partnership or a holder of debt securities, in a currency or currencies, currency unit or units or composite currency or currencies other than that in which the debt securities are denominated or stated to be payable, the period or periods within which, and the terms and conditions upon which, that election may be made, and the time and manner of, and identity of the exchange rate agent with responsibility for, determining the exchange rate between the currency or currencies, currency unit or units or composite currency or currencies in which the debt securities are denominated or stated to be payable and the currency or currencies, currency unit or units or composite currency or currencies in which the debt securities are to be so payable;

•	Provisions, if any, granting special rights to the holders of debt securities of the series upon the occurrence of such events as may be specified;

•	Any deletions from, modifications of or additions to the events of default or covenants of the Operating Partnership with respect to debt securities of the series, whether or not such events of default or covenants are consistent with the events of default or covenants described herein;

•	Whether and under what circumstances the Operating Partnership will pay any additional amounts on the debt securities in respect of any tax, assessment or governmental charge and, if so, whether the Operating Partnership will have the option to redeem the debt securities in lieu of making such payment;

•	Whether debt securities of the series are to be issuable as registered securities, bearer securities (with or without coupons) or both, any restrictions applicable to the offer, sale or delivery of bearer securities and the terms upon which bearer securities of the series may be exchanged for registered securities of the series and vice versa, if permitted by applicable laws and regulations, whether any debt securities of the series are to be issuable initially in temporary global form and whether any debt securities of the series are to be issuable in permanent global form with or without coupons and, if so, whether beneficial owners of interests in any such permanent global security may exchange such interests for debt securities of such series and of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner provided in the indenture, and, if registered securities of the series are to be issuable as a global security, the identity of the depository for such series;

•	The date as of which any bearer securities of the series and any temporary global security representing outstanding debt securities of the series shall be dated if other than the date of original issuance of the first security of the series to be issued;

•	The person to whom any interest on any registered security of the series shall be payable, if other than the person in whose name that security, or one or more predecessor securities, is registered at the close of business on the regular record date for such interest, the manner in which, or the person to whom, any interest on any bearer security of the series shall be payable, if otherwise than upon presentation and surrender of the coupons appertaining thereto as they severally mature, and the extent to which, or the manner in which, any interest payable on a temporary global security on an interest payment date will be paid if other than in the manner provided in the indenture;

•	Whether the debt securities will be issued in certificated or book-entry form;

•	The applicability, if any, of the defeasance and covenant defeasance provisions of the indenture to the debt securities of the series;

•	If the debt securities of the series are to be issuable in definitive form, whether upon original issue or upon exchange of a temporary security of the series, only upon receipt of certain certificates or other documents or satisfaction of other conditions, then the form and/or terms of the certificates, documents or conditions; and

•	Any other terms of the series, not inconsistent with the Trust Indenture Act of 1939, as amended.

           If so provided in the applicable prospectus supplement, the debt securities may be issued at a discount below their principal amount and provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof. In such cases, all material U.S. federal income tax, accounting and other considerations applicable to such original issue discount securities will be described in the applicable prospectus supplement.
           Except as may be set forth in any prospectus supplement, the indenture does not contain any provisions that would limit the ability of the Operating Partnership to incur indebtedness or that would afford holders of debt securities protection in the event of a highly leveraged or similar transaction involving the Operating Partnership or in the event of a change of control. Restrictions on ownership and transfers of the common stock and preferred stock of the Company under its Articles of Incorporation are designed to preserve the Company’s status as a REIT and, therefore, may act to prevent or hinder a change of control. See “Restrictions on Transfers of Capital Stock.” Reference is made to the applicable prospectus supplement for information with respect to any deletions from, modifications of, or additions to, the events of default or covenants of the Operating Partnership that are described below, including any addition of a covenant or other provision providing event risk or similar protection.
Denomination, Interest, Registration and Transfer
           Unless otherwise provided in the applicable prospectus supplement, the debt securities of any series will be issuable in denominations of $1,000 and integral multiples thereof. Where debt securities of any series are issued in bearer form, the special restrictions and considerations, including special offering restrictions and special federal income tax considerations, applicable to those debt securities and to payment on and transfer and exchange of those debt securities will be described in the applicable prospectus supplement. Bearer debt securities will be transferable by delivery.
           Unless otherwise provided in the applicable prospectus supplement, any interest not punctually paid or duly provided for on any interest payment date with respect to a debt security in registered form, or “defaulted interest,” will immediately cease to be payable to the holder on the applicable regular record date and may either be paid to the person in whose name the debt security is registered at the close of business on a special record date for the payment of the defaulted interest to be fixed by the trustee, in which case notice thereof shall be given to the holder of the debt security not less than 10 days prior to the special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which such debt securities are listed, all as more completely described in the indenture.
           Subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series will be exchangeable for any authorized denomination of other debt securities of the same series and of a like aggregate principal amount and tenor upon surrender of the debt securities at the corporate trust office of the applicable trustee or at the office of any transfer agent designated by the Operating Partnership for such purpose. In addition, subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series may be surrendered for registration of transfer or exchange thereof at the corporate trust office of the applicable trustee or at the office of any transfer agent designated by the Operating Partnership for that purpose. Every debt security in registered form surrendered for registration of transfer or exchange must be duly endorsed or accompanied by a written instrument of transfer, and the person requesting that action must provide evidence of title and identity satisfactory to the applicable trustee or transfer agent. No service charge will be made for any registration of transfer or exchange of any debt securities, but the Operating Partnership may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. If the applicable prospectus supplement refers to any transfer agent, in addition to the applicable trustee, initially designated by the Operating Partnership with respect to any series of debt securities, the Operating Partnership may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that the Operating Partnership will be required to maintain a transfer agent in each place of payment for that series. The Operating Partnership may at any time designate additional transfer agents with respect to any series of debt securities.
           Neither the Operating Partnership nor any trustee shall be required to

•	issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before the selection of any debt securities for redemption and ending at the close of business on

—	if the debt securities are issuable only as registered securities, the day of the mailing of the relevant notice of redemption, and

—	if the debt securities are issuable as bearer securities, the day of the first publication of the relevant notice of redemption or, if the debt securities are also issuable as registered securities and there is no publication, the mailing of the relevant notice of redemption;

•	register the transfer of or exchange any debt security, or portion thereof, so selected for redemption, in whole or in part, except the unredeemed portion of any debt security being redeemed in part;

•	exchange any bearer security selected for redemption except that, to the extent provided with respect to the bearer security, the bearer security may be exchanged for a registered security of that series and of like tenor, provided that the registered security shall be simultaneously surrendered for redemption; or

•	issue, register the transfer of or exchange any debt security that has been surrendered for repayment at the option of the holder, except the portion, if any, of the debt security not to be so repaid.
           Payment in respect of debt securities in bearer form will be made in the currency and in the manner designated in the applicable prospectus supplement, subject to any applicable laws and regulations, at such paying agencies outside the United States as the Operating Partnership may appoint from time to time. The paying agents outside the United States, if any, initially appointed by the Operating Partnership for a series of debt securities will be named in the applicable prospectus supplement. Unless otherwise provided in the applicable prospectus supplement, the Operating Partnership may at any time designate additional paying agents or rescind the designation of any paying agents, except that

•	if debt securities of a series are issuable in registered form, the Operating Partnership will be required to maintain at least one paying agent in each place of payment for such series, and

•	if debt securities of a series are issuable in bearer form, the Operating Partnership will be required to maintain at least one paying agent in a place of payment outside the United States where debt securities of such series and any coupons appertaining thereto may be presented and surrendered for payment.
Merger, Consolidation or Sale of Assets
           The indenture provides that the Operating Partnership may, without the consent of the holders of any outstanding debt securities, consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into, any other entity, provided that

•	either the Operating Partnership shall be the continuing entity, or the successor entity, if other than the Operating Partnership, formed by or resulting from any such consolidation or merger or which shall have received the transfer of such assets shall be organized under the laws of any domestic jurisdiction and expressly assume the Operating Partnership’s obligations to pay principal of and premium or make-whole amount, if any, and interest on all of the debt securities and the due and punctual performance and observance of all of the covenants and conditions contained in the indenture;

•	immediately after giving effect to such transaction and treating any indebtedness that becomes an obligation of the Operating Partnership or any subsidiary as a result thereof as having been incurred by the Operating Partnership or such subsidiary at the time of such transaction, no event of default under the indenture, and no event which, after notice or the lapse of time, or both, would become an event of default, shall have occurred and be continuing; and

•	an officers’ certificate and legal opinion covering those conditions shall be delivered to each trustee.

Certain Covenants
           The applicable prospectus supplement will describe any material covenants in respect of a series of debt securities that are not described in this prospectus. Unless otherwise indicated in the applicable prospectus supplement, the debt securities will include the following covenants of the Operating Partnership:
           Existence. Except as permitted under “— Merger, Consolidation or Sale of Assets,” the indenture requires the Operating Partnership to do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights and franchises; provided, however, that the Operating Partnership shall not be required to preserve any right or franchise if it determines that its preservation is no longer desirable in the conduct of its business.
           Maintenance of properties. The indenture requires the Operating Partnership to cause all of its material properties used or useful in the conduct of its business or the business of any subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and to cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Operating Partnership may be necessary so that the business carried on may be properly and advantageously conducted at all times; provided, however, that the Operating Partnership and its subsidiaries shall not be prevented from selling or otherwise disposing of their properties for value in the ordinary course of business.
           Insurance. The indenture requires the Operating Partnership to cause each of its and its subsidiaries’ insurable properties to be insured against loss or damage in an amount at least equal to their then full insurable value with insurers of recognized responsibility. If described in the applicable prospectus supplement, such insurer will be required to have a specified rating from a recognized insurance rating service.
           Payment of taxes and other claims. The indenture requires the Operating Partnership to pay or discharge or cause to be paid or discharged, before the same shall become delinquent,

•	all taxes, assessments and governmental charges levied or imposed upon it or any subsidiary or upon the income, profits or property of the Operating Partnership or any subsidiary; and

•	all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Operating Partnership or any subsidiary;
provided, however, that the Operating Partnership shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith.
Events of Default, Notice and Waiver
           Unless otherwise provided in the applicable prospectus supplement, the indenture provides that the following events are “events of default” with respect to any series of debt securities issued thereunder:

(1)	default in the payment of any interest on any debt security of such series, when such interest becomes due and payable that continues for a period of 30 days;

(2)	default in the payment of the principal of, or premium or make-whole amount, if any, on, any debt security of such series when due and payable;

(3)	default in making any sinking fund payment as required for any debt security of such series;

(4)	default in the performance, or breach, of any other covenant or warranty of the Operating Partnership in the indenture with respect to the debt securities of such series and continuance of such default or breach for a period of 60 days after written notice as provided in the indenture;

(5)	default under any bond, debenture, note, mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Operating Partnership, or by any subsidiary the repayment of which the Operating Partnership has guaranteed or for which the Operating Partnership is directly responsible or liable as obligor or guarantor, having an aggregate principal amount outstanding of at least $10,000,000, whether such indebtedness now exists or shall hereafter be created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within a period of 10 days after written notice to the Operating Partnership as provided in the indenture;

(6)	certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of the Operating Partnership or any significant subsidiary; and

(7)	any other event of default provided with respect to a particular series of debt securities.

The term “significant subsidiary” has the meaning ascribed to that term in Regulation S-X promulgated under the Securities Act.
           If an event of default under the indenture with respect to debt securities of any series at the time outstanding occurs and is continuing, then in every such case the applicable trustee or the holders of not less than 25% in principal amount of the debt securities of that series will have the right to declare the principal amount of, or, if the debt securities of that series are original issue discount securities or indexed securities, such portion of the principal amount as may be specified in the terms thereof, and premium or make-whole amount, if any, on, all the debt securities of that series to be due and payable immediately by written notice thereof to the Operating Partnership, and to the applicable trustee if given by the holders; provided that in the case of an event of default described under the sixth clause of the preceding paragraph, acceleration is automatic. However, at any time after such a declaration of acceleration with respect to debt securities of the series has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, the holders of not less than a majority in principal amount of outstanding debt securities of the series may rescind and annul such declaration and its consequences if

•	the Operating Partnership shall have deposited with the applicable trustee all required payments of the principal of, and premium or make-whole amount, if any, and interest on the debt securities of the series, plus certain fees, expenses, disbursements and advances of the applicable trustee, and

•	all events of default, other than the non-payment of accelerated principal, or a specified portion thereof of, and the premium or make-whole amount, if any, on debt securities of the series have been cured or waived as provided in the indenture.
The indenture also provides that the holders of not less than a majority in principal amount of the outstanding debt securities of any series may waive any past default with respect to such series and its consequences, except a default

•	in the payment of the principal of or premium or make-whole amount, if any, or interest on any debt security of the series, or

•	in respect of a covenant or provision contained in the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security affected thereby.
           The indenture requires each trustee to give notice to the holders of debt securities within 90 days of a default under the indenture unless such default shall have been cured or waived; provided, however, that the trustee may withhold notice to the holders of any series of debt securities of any default with respect to the series, except a default in the payment of the principal of, or premium or make-whole amount, if any, or interest on any debt security of the series or in the payment of any sinking fund installment in respect of any debt security of the series if specified responsible officers of the trustee determine in good faith that such withholding is in the interest of such holders.
           The indenture provides that no holders of debt securities of any series may institute any proceedings, judicial or otherwise, with respect to the indenture or for any remedy thereunder, except in the case of failure of the applicable trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in principal amount of the outstanding debt securities of the series, as well as an offer of indemnity reasonably satisfactory to it. This provision will not prevent, however, any holder of debt securities from instituting suit for the enforcement of payment of the principal of and premium or make-whole amount, if any, and interest on the debt securities at their respective due dates or redemption dates.
           The indenture provides that, subject to provisions in the indenture relating to its duties in case of default, a trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any holders of any series of debt securities then outstanding under the indenture, unless such holders shall have offered to the trustee thereunder reasonable security or indemnity. The holders of not less than a majority in principal amount of the outstanding debt securities of any series, or of all debt securities then outstanding under the indenture, as the case may be, shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or of exercising any trust or power conferred upon such trustee. However, a trustee may refuse to follow any direction which is in conflict with any law or the indenture, which may involve the trustee in personal liability or which may be unduly prejudicial to the holders of debt securities of such series not joining therein.
           Within 120 days after the close of each fiscal year, the Operating Partnership will be required to deliver to each trustee a certificate, signed by one of several specified officers of the Company, stating whether or not such officer has knowledge of any default under the indenture and, if so, specifying each default and the nature and status thereof.
Modification of the Indenture
           Modifications and amendments of the indenture are permitted to be made only with the consent of the holders of not less than a majority in principal amount of all outstanding debt securities issued under the indenture affected by such modification or amendment. However, no modification or amendment may, without the consent of the holder of each such debt security affected thereby,

•	change the stated maturity of the principal of, or any installment of interest, or premium or make-whole amount, if any, on, any debt security;

•	reduce the principal amount of, or the rate or amount of interest on, or any premium or make-whole amount payable on redemption of, any such debt security, or reduce the amount of principal of an original issue discount security that would be due and payable upon declaration of acceleration of the maturity thereof or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any debt security;

•	change the place of payment, or the coin or currency, for payment of principal of or premium or make-whole amount, if any, or interest on any debt security;

•	impair the right to institute suit for the enforcement of any payment on or with respect to any debt security;

•	reduce the above-stated percentage of outstanding debt securities of any series necessary to modify or amend the indenture, to waive compliance with certain provisions thereof or certain defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the indenture; or

•	modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of the holder of the debt security.
           The holders of a majority in aggregate principal amount of the outstanding debt securities of each series may, on behalf of all holders of debt securities of that series, waive, insofar as that series is concerned, compliance by the Operating Partnership with certain restrictive covenants of the indenture.

           Modifications and amendments of the indenture are permitted to be made by the Operating Partnership and the respective trustee thereunder without the consent of any holder of debt securities for any of the following purposes:

•	to evidence the succession of another person to the Operating Partnership as obligor under the indenture;

•	to add to the covenants of the Operating Partnership for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon the Operating Partnership in the indenture;

•	to add events of default for the benefit of the holders of all or any series of debt securities;

•	to add or change any provisions of the indenture to facilitate the issuance of, or to liberalize certain terms of, debt securities in bearer form, or to permit or facilitate the issuance of debt securities in uncertificated form, provided that such action shall not adversely affect the interests of the holders of the debt securities of any series in any material respect;

•	to change or eliminate any provisions of the indenture, provided that any such change or elimination shall become effective only when there are no debt securities outstanding of any series created prior thereto that are entitled to the benefit of such provision;

•	to secure the debt securities;

•	to establish the form or terms of debt securities of any series;

•	to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under the indenture by more than one trustee;

•	to cure any ambiguity, defect or inconsistency in the indenture, provided that such action shall not adversely affect the interests of holders of debt securities of any series issued under the indenture in any material respect; or

•	to supplement any of the provisions of the indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of the debt securities, provided that such action shall not adversely affect the interests of the holders of the outstanding debt securities of any series in any material respect.
           The indenture provides that in determining whether the holders of the requisite principal amount of outstanding debt securities of a series have given any request, demand, authorization, direction, notice, consent or waiver thereunder or whether a quorum is present at a meeting of holders of debt securities,

•	the principal amount of an original issue discount security that shall be deemed to be outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon declaration of acceleration of the maturity thereof,

•	the principal amount of any debt security denominated in a foreign currency that shall be deemed outstanding shall be the U.S. dollar equivalent, determined on the issue date for the debt security, of the principal amount of the debt security, or, in the case of an original issue discount security, the U.S. dollar equivalent on the issue date of the debt security of the amount determined as provided in the subparagraph immediately above,

•	the principal amount of an indexed security that shall be deemed outstanding shall be the principal face amount of such indexed security at original issuance, unless otherwise provided with respect to such indexed security pursuant to the indenture, and

•	debt securities owned by the Operating Partnership or any other obligor upon the debt securities or any affiliate of the Operating Partnership or of such other obligor shall be disregarded.
           The indenture contains provisions for convening meetings of the holders of debt securities of a series. A meeting will be permitted to be called at any time by the applicable trustee, and also, upon request, by the

Operating Partnership or the holders of at least 25% in principal amount of the outstanding debt securities of the series, in any case upon notice given as provided in the indenture. Except for any consent that must be given by the holder of each debt security affected by certain modifications and amendments of the indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities of that series. However, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of the outstanding debt securities of a series may be adopted at a meeting or adjourned meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of such specified percentage in principal amount of the outstanding debt securities of that series. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the indenture will be binding on all holders of debt securities of that series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding debt securities of a series. However, if any action is to be taken at the meeting with respect to a consent or waiver that may be given by the holders of not less than a specified percentage in principal amount of the outstanding debt securities of a series, the persons holding or representing such specified percentage in principal amount of the outstanding debt securities of the series will constitute a quorum.
           Notwithstanding the foregoing provisions, the indenture provides that if any action is to be taken at a meeting of holders of debt securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver and other action that the indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding debt securities affected thereby, or of the holders of such series and one or more additional series:

•	there shall be no minimum quorum requirement for such meeting and

•	the principal amount of the outstanding debt securities of the series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the indenture.
Discharge, Defeasance and Covenant Defeasance
           Unless otherwise provided in the applicable prospectus supplement, the Operating Partnership will be permitted, at its option, to discharge certain obligations to holders of any series of debt securities issued under the indenture that have not already been delivered to the applicable trustee for cancellation and that either have become due and payable or will become due and payable within one year, or scheduled for redemption within one year, by irrevocably depositing with the applicable trustee, in trust, funds in such currency or currencies, currency unit or units or composite currency or currencies in which the debt securities are payable in an amount sufficient to pay the entire indebtedness on the debt securities in respect of principal, and premium or make-whole amount, if any, and interest to the date of such deposit, if the debt securities have become due and payable, or to the stated maturity or redemption date, as the case may be.
           The indenture provides that, unless otherwise provided in the applicable prospectus supplement, the Operating Partnership may elect either

•	to defease and be discharged from any and all obligations with respect to the debt securities, except for the obligation to pay additional amounts, if any, upon the occurrence of certain events of tax, assessment or governmental charge with respect to payments on the debt securities and the obligations to register the transfer or exchange of the debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of the debt securities, and to hold moneys for payment in trust, or “defeasance,” or

•	to be released from certain obligations with respect to the debt securities under the indenture, including the restrictions described under “— Certain Covenants” or, if provided in the applicable prospectus supplement, its obligations with respect to any other covenant, and any omission to comply with such obligations shall not constitute an event of default with respect to the debt securities, or “covenant defeasance,”

in either case upon the irrevocable deposit by the Operating Partnership with the applicable trustee, in trust, of an amount, in such currency or currencies, currency unit or units or composite currency or currencies in which the debt securities are payable at stated maturity, or government obligations as defined below, or both, applicable to the debt securities, which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of and premium or make-whole amount, if any, and interest on the debt securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor.
           Such a trust will only be permitted to be established if, among other things, the Operating Partnership has delivered to the applicable trustee an opinion of counsel, as specified in the indenture, to the effect that the holders of the debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and the opinion of counsel, in the case of defeasance, will be required to refer to and be based upon a ruling received from the IRS or a change in applicable U.S. federal income tax law occurring after the date of the indenture. In the event of such defeasance, the holders of the debt securities would thereafter be able to look only to such trust fund for payment of principal, and premium or make-whole amount, if any, and interest.
           “Government obligations” means securities that are

•	direct obligations of the United States or the government which issued the foreign currency in which the debt securities of a particular series are payable, for the payment of which its full faith and credit is pledged or

•	obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States or such government which issued the foreign currency in which the debt securities of the series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States or such other government, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such government obligation or a specific payment of interest on or principal of any such government obligation held by such custodian for the account of the holder of a depository receipt, provided that, except as required by law, the custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the government obligation or the specific payment of interest on or principal of the government obligation evidenced by such depository receipt.
           Unless otherwise provided in the applicable prospectus supplement, if after the Operating Partnership has deposited funds and/or government obligations to effect defeasance or covenant defeasance with respect to debt securities of any series,

•	the holder of a debt security of the series is entitled to, and does, elect pursuant to the indenture or the terms of the debt security to receive payment in a currency, currency unit or composite currency other than that in which such deposit has been made in respect of the debt security, or

•	a conversion event, as defined below, occurs in respect of the currency, currency unit or composite currency in which such deposit has been made, the indebtedness represented by the debt security will be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of and premium or make-whole amount, if any, and interest on the debt security as they become due out of the proceeds yielded by converting the amount so deposited in respect of the debt security into the currency, currency unit or composite currency in which the debt security becomes payable as a result of such election or such cessation of usage based on the applicable market exchange rate.

           “Conversion event” means the cessation of use of

•	a currency, currency unit or composite currency both by the government of the country which issued such currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community,

•	the European Currency Unit both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Communities or

•	any currency unit or composite currency other than the European Currency Unit for the purposes for which it was established.
Unless otherwise provided in the applicable prospectus supplement, all payments of principal of and premium or make-whole amount, if any, and interest on any debt security that is payable in a foreign currency that ceases to be used by its government of issuance shall be made in U.S. dollars.
           In the event the Operating Partnership effects covenant defeasance with respect to any debt securities and the debt securities are declared due and payable because of the occurrence of any event of default, other than the event of default described in clause (4) under “— Events of Default, Notice and Waiver” with respect to specified sections of the indenture, which sections would no longer be applicable to the debt securities, or described in clause (7) under “— Events of Default, Notice and Waiver” with respect to any other covenant as to which there has been covenant defeasance, the amount in such currency, currency unit or composite currency in which the debt securities are payable, and government obligations on deposit with the applicable trustee, will be sufficient to pay amounts due on the debt securities at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities at the time of the acceleration resulting from such event of default. However, the Operating Partnership would remain liable to make payment of those amounts due at the time of acceleration.
           The applicable prospectus supplement may further describe the provisions, if any, permitting defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.
No Conversion Rights
           The debt securities will not be convertible into or exchangeable for any capital stock of the Company or equity interest in the Operating Partnership.
Global Securities
           The debt securities of a series may be issued in whole or in part in book-entry form consisting of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement relating to the series. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depositary arrangement with respect to a series of debt securities will be described in the applicable prospectus supplement relating to the series.
The Trustee
           U.S. Bank National Trust is the trustee under the indenture. From time to time, we have and may in the future enter into other transactions with the trustee.
Payment and Paying Agents
           Unless otherwise provided in the applicable prospectus supplement, the principal of and applicable premium or make-whole amount, if any, and interest on any series of debt securities will be payable at the corporate trust office of the trustee, the address of which will be stated in the applicable prospectus supplement. However, at the option of the Operating Partnership, payment of interest may be made by check mailed to the address of the person entitled thereto as it appears in the applicable register for the debt securities or by wire transfer of funds to such person at an account maintained within the United States.

           All moneys paid by the Operating Partnership to a paying agent or a trustee for the payment of the principal of or any premium, make-whole amount or interest on any debt security which remain unclaimed at the end of two years after such principal, premium, make-whole amount or interest has become due and payable will be repaid to the Operating Partnership, and the holder of the debt security thereafter may look only to the Operating Partnership for payment thereof.
DESCRIPTION OF PREFERRED STOCK
           The following is a summary of the material terms of our preferred stock. You should also read our articles of incorporation and bylaws, which are incorporated by reference to the registration statement of which this prospectus is a part. All material terms of the preferred stock, except those disclosed in the applicable prospectus supplement, are described in this prospectus.
General
           Under our articles of incorporation, the Company has authority to issue 10 million shares of its preferred stock, par value $.01 per share. The preferred stock may be issued from time to time, in one or more series, as authorized by the Company’s board of directors. Prior to issuance of shares of each series, the Company’s board of directors is required by the MGCL and our articles of incorporation to fix for each series, subject to the provisions of the articles of incorporation regarding excess stock, par value $.01 per share, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption of those shares as may be permitted by Maryland law. These rights, powers, restrictions and limitations could include the right to receive specified dividend payments and payments on liquidation prior to any payments to holders of common stock or other capital stock of the Company ranking junior to the preferred stock. The outstanding shares of preferred stock are, and additional shares of preferred stock will be, when issued, fully paid and nonassessable and will have no preemptive rights. The Company’s board of directors could authorize the issuance of shares of preferred stock with terms and conditions that could have the effect of discouraging a takeover or other transaction that holders of common stock might believe to be in their best interests or in which holders of some, or a majority, of the shares of common stock might receive a premium for their shares over the then market price of those shares of common stock.
Outstanding Preferred Stock
           At July 15, 2004, the Company had outstanding 20,000 shares of Series C preferred stock, 500 shares of Series F preferred stock and 250 shares of Series G preferred stock, constituting all of the Company’s outstanding preferred stock. The terms of the Series C, Series F and Series G preferred stock provide for a preference as to the payment of dividends over shares of common stock and any other capital stock ranking junior to the Series C, Series F and Series G preferred stock. The terms of the Series C preferred stock provide for cumulative quarterly dividends at the rate of $215.625 per share per year. Through March 31, 2009 and March 31, 2014, respectively, the terms of the Series F and Series G preferred stock provide for cumulative semi-annual dividends at the rate of $6,236.00 and $7,236.00, respectively, per share per year. After March 31, 2009 and March 31, 2014, respectively, the terms of the Series F and Series G preferred stock provide for the reset of dividend rates, at the Company’s option, on a fixed or floating rate basis for fixed or floating rate periods. Any such fixed rates and periods will be determined through a remarketing procedure, with cumulative dividends payable semi-annually. Any such floating rates during floating rate periods will equal 2.375% (the initial credit spread), plus the greater of (i) the 3-month LIBOR Rate, (ii) the 10-year Treasury CMT Rate and (iii) the 30-year Treasury CMT Rate (the adjustable rate), reset quarterly, with cumulative dividends payable quarterly. On and after May 14, 2002, March 31, 2009 and March 31, 2014, respectively, the Series C, Series F and Series G preferred stock are subject to redemption, in each case in whole or in part, at the option of the Company, at a cash redemption price of $2,500.00 per share, $100,000.00 per share and $100,000.00 per share, respectively, plus accrued and unpaid dividends. The Series C, Series F and Series G preferred stock rank on a parity as to payment of dividends and amounts upon liquidation.

           In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of the Series C, Series F and Series G preferred stock will be entitled to receive out of the Company’s assets available for distribution to stockholders, before any distribution of assets is made to holders of common stock or any other shares of capital stock ranking, as to distributions, junior to the Series C, Series F and Series G preferred stock, liquidating distributions in the amount of $2,500.00 per share, $100,000.00 per share and $100,000.00 per share, respectively, plus all accrued and unpaid dividends.
           Except as expressly required by law and in some other limited circumstances, the holders of the preferred stock are not entitled to vote. The consent of holders of at least 66% of the outstanding preferred stock and any other series of preferred stock ranking on a parity with the outstanding preferred stock, voting as a single class, is required to authorize another class of shares senior to the outstanding preferred stock. The affirmative vote or consent of the holders of at least 66% of the outstanding shares of each series of preferred stock is required to amend or repeal any provision of, or add any provision to, our articles of incorporation, including the articles supplementary relating to that series of preferred stock, if that action would materially and adversely alter or change the rights, preferences or privileges of that series of preferred stock.
Future Series of Preferred Stock
           The following is a description of the general terms and provisions of the preferred stock to which any prospectus supplement may relate. The statements below describing the preferred stock are in all respects subject to and qualified in their entirety by reference to the applicable provisions of our articles of incorporation and bylaws and any applicable amendment to our articles of incorporation designating terms of a series of preferred stock.
           Any prospectus supplement relating to a future series of the preferred stock will contain specific terms, including:

(1)	The title and stated value of the preferred stock;

(2)	The number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

(3)	The dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation applicable to the preferred stock;

(4)	The date from which dividends on the preferred stock shall accumulate, if applicable;

(5)	The procedures for any auction and remarketing, if any, for the preferred stock;

(6)	The provision for a sinking fund, if any, for the preferred stock;

(7)	The provision for redemption, if applicable, of the preferred stock;

(8)	Any listing of the preferred stock on any securities exchange;

(9)	The terms and conditions, if applicable, upon which the preferred stock will be convertible into common stock, including the conversion price or manner of calculation of the conversion price;

(10)	Any other specific terms, preferences, rights, limitations or restrictions of the preferred stock;

(11)	A discussion of federal income tax considerations applicable to the preferred stock;

(12)	The relative ranking and preference of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company;

(13)	Any limitations on issuance of any series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company; and

(14)	Any limitations on direct or beneficial ownership and restrictions on transfer, in each case as may be appropriate to preserve the status of the Company as a REIT.

           Unless otherwise specified in the prospectus supplement, the preferred stock will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Company, rank:

•	senior to all classes or series of common stock, and to all equity securities ranking junior to the preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Company;

•	on a parity with all equity securities issued by the Company the terms of which specifically provide that those equity securities rank on a parity with the preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Company; and

•	junior to all equity securities issued by the Company the terms of which specifically provide that those equity securities rank senior to the preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Company
The term “equity securities” does not include convertible debt securities.
Dividends
           Holders of the preferred stock of each series will be entitled to receive, when, as and if declared by the Company’s board of directors, out of the Company’s assets legally available for payment, cash dividends at rates and on dates as will be set forth in the applicable prospectus supplement. Each dividend shall be payable to holders of record as they appear on the share transfer books of the Company on the record dates as shall be fixed by the Company’s board of directors.
           Dividends on any series of the preferred stock may be cumulative or non-cumulative, as provided in the applicable prospectus supplement. Dividends, if cumulative, will be cumulative from and after the date set forth in the applicable prospectus supplement. If the Company’s board of directors fails to declare a dividend payable on a dividend payment date on any series of the preferred stock for which dividends are non-cumulative, then the holders of that series of the preferred stock will have no right to receive a dividend in respect of the dividend period ending on that dividend payment date, and the Company will have no obligation to pay the dividend accrued for that period, whether or not dividends on that series are declared payable on any future dividend payment date.
           If preferred stock of any series is outstanding, no dividends will be declared or paid or set apart for payment on any capital stock of the Company of any other series ranking, as to dividends, on a parity with or junior to the preferred stock of that series for any period unless:

•	if that series of preferred stock has a cumulative dividend, full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment is set apart for that payment on the preferred stock of that series for all past dividend periods and the then current dividend period; or

•	if that series of preferred stock does not have a cumulative dividend, full dividends for the then current dividend period have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for that payment on the preferred stock of that series.
When dividends are not paid in full, or a sum sufficient for full payment is not set apart, upon preferred stock of any series and the shares of any other series of preferred stock ranking on a parity as to dividends with the preferred stock of that series, all dividends declared upon preferred stock of that series and any other series of preferred stock ranking on a parity as to dividends with that preferred stock will be declared pro rata so that the amount of dividends declared per share of preferred stock of that series and other series of preferred stock shall in all cases bear to each other the same ratio that accrued dividends per share on the preferred stock of that series, which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if that preferred stock does not have a cumulative dividend, and the other series of preferred stock bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on preferred stock of that series that may be in arrears.

           Except as provided in the immediately preceding paragraph, unless:

•	if a series of preferred stock has a cumulative dividend, full cumulative dividends on the preferred stock of that series have been or contemporaneously are declared and paid or declared and a sum sufficient for that payment is set apart for payment for all past dividend periods and the then current dividend period, and

•	if a series of preferred stock does not have a cumulative dividend, full dividends on the preferred stock of that series have been or contemporaneously are declared and paid or declared and a sum sufficient for that payment is set apart for payment for the then current dividend period, no dividends, other than in shares of common stock or other shares of capital stock ranking junior to the preferred stock of that series as to dividends and upon liquidation, shall be declared or paid or set aside for payment nor shall any other distribution be declared or made upon the common stock, or any other capital stock of the Company ranking junior to or on a parity with the preferred stock of that series as to dividends or upon liquidation, nor shall any shares of common stock, or any other shares of capital stock of the Company ranking junior to or on a parity with the preferred stock of that series as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration, or any moneys be paid to or made available for a sinking fund for the redemption of any shares, by the Company, except by conversion into or exchange for other capital stock of the Company ranking junior to the preferred stock of that series as to dividends and upon liquidation.
           Any dividend payment made on shares of a series of preferred stock shall first be credited against the earliest accrued but unpaid dividend due with respect to shares of that series which remain payable.
Redemption
           If provided in the applicable prospectus supplement, the preferred stock will be subject to mandatory redemption or redemption at the option of the Company, as a whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in the applicable prospectus supplement.
           The prospectus supplement relating to a series of preferred stock that is subject to mandatory redemption will specify the number of shares of the preferred stock that will be redeemed by the Company in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid dividends, which will not, if that preferred stock does not have a cumulative dividend, include any accumulation in respect of unpaid dividends for prior dividend periods, to the date of redemption. The redemption price may be payable in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for preferred stock of any series is payable only from the net proceeds of the issuance of shares of capital stock of the Company, the terms of that preferred stock may provide that, if no shares of capital stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, the preferred stock will automatically and mandatorily be converted into the applicable shares of capital stock of the Company pursuant to conversion provisions specified in the applicable prospectus supplement.
           However, unless

•	if a series of preferred stock has a cumulative dividend, full cumulative dividends on all shares of that series of preferred stock will have been or contemporaneously are declared and paid or declared and a sum sufficient for that payment set apart for payment for all past dividend periods and the then current dividend period and

•	if a series of preferred stock does not have a cumulative dividend, full dividends on all shares of the preferred stock of that series have been or contemporaneously are declared and paid or declared and a sum sufficient for that payment set apart for payment for the then current dividend period, no shares of the series of preferred stock will be redeemed unless all outstanding shares of preferred stock of that series are simultaneously redeemed. However, the preceding shall not prevent the purchase or acquisition of preferred stock of that series to preserve the REIT status of the Company or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of preferred stock of that series.

           In addition, unless

•	if the series of preferred stock has a cumulative dividend, full cumulative dividends on all outstanding shares of that series of preferred stock have been or contemporaneously are declared and paid or declared and a sum sufficient for that payment set apart for payment for all past dividend periods and the then current dividend period and

•	if the series of preferred stock does not have a cumulative dividend, full dividends on the preferred stock of that series have been or contemporaneously are declared and paid or declared and a sum sufficient for that payment set apart for payment for the then current dividend period,
The Company will not purchase or otherwise acquire directly or indirectly any shares of preferred stock of that series, except by conversion into or exchange for capital shares of the Company ranking junior to the preferred stock of that series as to dividends and upon liquidation. However, the preceding shall not prevent the purchase or acquisition of shares of preferred stock of that series to preserve the REIT status of the Company or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of preferred stock of that series.
           If fewer than all of the outstanding shares of preferred stock of any series are to be redeemed, the number of shares to be redeemed will be determined by the Company. Those shares may be redeemed ratably from the holders of record of those shares in proportion to the number of those shares held or for which redemption is requested by that holder, with adjustments to avoid redemption of fractional shares, or by any other equitable manner determined by the Company.
           Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of record of preferred stock of any series to be redeemed at the address shown on the stock transfer books of the Company. Each notice shall state:

•	the redemption date;

•	the number of shares and series of the preferred stock to be redeemed;

•	the redemption price;

•	the place or places where certificates for the preferred stock are to be surrendered for payment of the redemption price;

•	that dividends on the shares to be redeemed will cease to accrue on the redemption date; and

•	the date upon which the holder’s conversion rights, if any, as to those shares shall terminate.
           If fewer than all the shares of preferred stock of any series are to be redeemed, the notice mailed to each holder of preferred stock shall also specify the number of shares of preferred stock to be redeemed from each holder. If notice of redemption of any preferred stock has been given and if the funds necessary for the redemption have been set aside by the Company in trust for the benefit of the holders of any preferred stock called for redemption, then from and after the redemption date dividends will cease to accrue on the preferred stock called for redemption, and all rights of the holders of those shares will terminate, except the right to receive the redemption price.
Liquidation Preference
           Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, then, before any distribution or payment shall be made to the holders of any common stock or any other class or series of capital stock of the Company ranking junior to the preferred stock in the distribution of assets upon any liquidation, dissolution or winding up of the Company, the holders of each series of preferred stock shall be entitled to receive out of assets of the Company legally available for distribution to stockholders liquidating distributions in the amount of the liquidation preference per share, if any, set forth in the applicable prospectus supplement, plus an amount equal to all dividends accrued and unpaid thereon, which shall not include any accumulation in respect of unpaid noncumulative dividends for prior dividend periods. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of preferred stock will have no right or claim to any of the Company’s remaining assets. In the event that, upon any voluntary or involuntary liquidation, dissolution or winding up, the Company’s available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of preferred stock and the corresponding amounts payable on all shares of other classes or series of capital stock of the Company ranking on a parity with the preferred stock in the distribution of assets, then the holders of the preferred stock and those other classes or series of capital stock will share ratably in the distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.
           If liquidating distributions will have been made in full to all holders of preferred stock, the Company’s remaining assets will be distributed among the holders of any other classes or series of capital stock ranking junior to the preferred stock upon liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares. For these purposes, the consolidation or merger of the Company with or into any other corporation, trust or entity, or the sale, lease or conveyance of all or substantially all of the property or business of the Company, will not be deemed to constitute a liquidation, dissolution or winding up of the Company
Voting Rights
           Holders of the preferred stock will not have any voting rights, except as set forth below or as otherwise from time to time required by law or as indicated in the applicable prospectus supplement.
           Unless provided otherwise for any series of preferred stock, so long as any shares of preferred stock of a series remain outstanding, the Company will not, without the affirmative vote or consent of the holders of at least two-thirds of the shares of that series of preferred stock outstanding at the time, given in person or by proxy, either in writing or at a meeting, each series voting separately as a class:

•	authorize or create, or increase the authorized or issued amount of, any class or series of capital stock ranking prior to that series of preferred stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or reclassify any authorized capital stock of the Company into those shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any of those shares; or

•	amend, alter or repeal the provisions of our articles of incorporation or the designating amendment for that series of preferred stock, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of that series of preferred stock or the holders of that series of preferred stock.
However, with respect to the occurrence of any of the events set forth in the second subparagraph above, so long as the preferred stock remains outstanding with its terms materially unchanged, taking into account that upon the occurrence of an event, the Company may not be the surviving entity, the occurrence of any such event shall not be deemed to materially and adversely affect the rights, preferences, privileges or voting power of holders of preferred stock. Further,

•	any increase in the amount of the authorized preferred stock or the creation or issuance of any other series of preferred stock, or

•	any increase in the amount of authorized shares of that series or any other series of preferred stock, in each case ranking on a parity with or junior to the preferred stock of that series with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, will not be deemed to materially and adversely affect the rights, preferences, privileges or voting powers.
           These voting provisions will not apply if, at or prior to the time when the act with respect to which that vote would otherwise be required shall be effected, all outstanding shares of that series of preferred stock shall have been redeemed or called for redemption and sufficient funds will have been deposited in trust to effect the redemption.

Conversion Rights
           The terms and conditions, if any, upon which any series of preferred stock is convertible into common stock will be set forth in the applicable prospectus supplement. The terms will include:

•	the number of shares of common stock into which the shares of preferred stock are convertible,

•	the conversion price (or manner of calculating the conversion price),

•	the conversion period,

•	provisions as to whether conversion will be at the option of the holders of the preferred stock or the Company,

•	the events requiring an adjustment of the conversion price and

•	provisions affecting conversion in the event of the redemption of that series of preferred stock.
Restrictions on Ownership
           For us to qualify as a REIT under the Code, not more than 50% in value of our outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals, as defined in the Code to include certain entities, during the last half of a taxable year. To assist the Company in meeting this requirement, the Company may take certain actions to limit the beneficial ownership, directly or indirectly, by individuals of the Company’s outstanding equity securities, including any preferred stock. Therefore, the designating amendment for each series of preferred stock may contain provisions restricting the ownership and transfer of the preferred stock. The applicable prospectus supplement will specify any additional ownership limitation relating to a series of preferred stock. See “Restrictions on Transfers of Capital Stock.”
Transfer Agent
           The transfer agent and registrar for the preferred stock will be set forth in the applicable prospectus supplement.
DESCRIPTION OF DEPOSITARY SHARES
           The Company may, at its option, elect to offer depositary shares rather than full shares of preferred stock. In the event that option is exercised, each of the depositary shares will represent ownership of and entitlement to all rights and preferences of a fraction of a share of preferred stock of a specified series, including dividend, voting, redemption and liquidation rights. The applicable fraction will be specified in the prospectus supplement. The shares of preferred stock represented by the depositary shares will be deposited with a depositary named in the applicable prospectus supplement, under a deposit agreement, among the Company, the depositary and the holders of the depositary receipts. Certificates evidencing depositary shares will be delivered to those persons purchasing depositary shares in the offering. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take actions such as filing proof of residence and paying charges.
           The summary of terms of the depositary shares contained in this prospectus does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the deposit agreement, our articles of incorporation and the form of designating amendment for the applicable series of preferred stock. All material terms of the depositary shares, except those disclosed in the applicable prospectus supplement, are described in this prospectus.
Dividends
           The depositary will distribute all cash dividends or other cash distributions received in respect of the series of preferred stock represented by the depositary shares to the record holders of depositary receipts in proportion to the number of depositary shares owned by those holders on the relevant record date, which will be the same date as the record date fixed by the Company for the applicable series of preferred stock. The depositary, however, will distribute only an amount as can be distributed without attributing to any depositary share a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary receipts then outstanding.
           In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts so entitled, in proportion, as nearly as may be practicable, to the number of depositary shares owned by those holders on the relevant record date, unless the depositary determines, after consultation with the Company, that it is not feasible to make the distribution, in which case the depositary may, with the Company’s approval, adopt any other method for that distribution as it deems equitable and appropriate, including the sale of the property, at a place or places and upon terms that it may deem equitable and appropriate, and distribution of the net proceeds from that sale to the holders.
           No distribution will be made in respect of any depositary share to the extent that it represents any preferred stock converted into excess stock.
Liquidation Preference
           In the event of the liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, the holders of each depositary share will be entitled to the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the prospectus supplement.
Redemption
           If the series of preferred stock represented by the applicable series of depositary shares is redeemable, those depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of preferred stock held by the depositary. Whenever the Company redeems any preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing the redeemed preferred stock. The depositary will mail the notice of redemption promptly upon receipt of notice from the Company and not less than 30 nor more than 60 days prior to the date fixed for redemption of the preferred stock and the depositary shares to the record holders of the depositary receipts.
Voting
           Promptly upon receipt of notice of any meeting at which the holders of the series of preferred stock represented by the applicable series of depositary shares are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts as of the record date for the meeting. Each record holder of depositary receipts will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock represented by the record holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the preferred stock represented by depositary shares in accordance with those instructions, and the Company will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will abstain from voting any of the preferred stock to the extent that it does not receive specific instructions from the holders of depositary receipts.
Withdrawal of Preferred Stock
           Upon surrender of depositary receipts at the principal office of the depositary, upon payment of any unpaid amount due the depositary, and subject to the terms of the deposit agreement, the owner of the depositary shares evidenced thereby is entitled to delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by the depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to that holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of preferred stock that is withdrawn will not thereafter be entitled to deposit their shares under the deposit agreement or to receive depositary receipts evidencing their depositary shares.
Amendment and Termination of Deposit Agreement
           The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time and from time to time be amended by agreement between the Company and the depositary. However, any amendment which materially and adversely alters the rights of the holders of depositary shares, other than any change in fees, will not be effective unless that amendment has been approved by at least a majority of the depositary shares then outstanding. No amendment to the deposit agreement may impair the right, subject to the terms of the deposit agreement, of any owner of any depositary shares to surrender the depositary receipt evidencing its depositary shares with instructions to the depositary to deliver to the holder the preferred stock and all money and other property, if any, represented thereby, except in order to comply with mandatory provisions of applicable law.
           The deposit agreement will be permitted to be terminated by the Company upon not less than 30 days’ prior written notice to the applicable depositary if:

•	termination is necessary to preserve the Company’s status as a REIT, or

•	a majority of each series of preferred stock affected by termination consents to termination, whereupon the depositary will be required to deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by that holder, the number of whole or fractional shares of preferred stock as is represented by the depositary shares evidenced by those depositary receipts together with any other property held by the depositary with respect to those depositary receipts.
           The Company will agree that if the deposit agreement is terminated to preserve its status as a REIT, then the Company will use its best efforts to list the preferred stock issued upon surrender of the related depositary shares on a national securities exchange.
           In addition, the deposit agreement will automatically terminate if:

•	all outstanding depositary shares thereunder shall have been redeemed,

•	there shall have been a final distribution in respect of the related preferred stock in connection with any liquidation, dissolution or winding up of the Company and that distribution shall have been distributed to the holders of depositary receipts evidencing the depositary shares representing that preferred stock or

•	each share of the related preferred stock shall have been converted into stock of the Company not represented by depositary shares.
Charges of Depositary
           The Company will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. The Company will pay charges of the depositary in connection with the initial deposit of the preferred stock and initial issuance of the depositary shares, and redemption of the preferred stock and all withdrawals of preferred stock by owners of depositary shares. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and other charges as are provided in the deposit agreement to be for their accounts. In certain circumstances, the depositary may refuse to transfer depositary shares, may withhold dividends and distributions and sell the depositary shares evidenced by those depositary receipts if those charges are not paid.
Miscellaneous
           The depositary will forward to the holders of depositary receipts all reports and communications from the Company that are delivered to the depositary and that the Company is required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at other places as it may from time to time deem advisable, any reports and communications received from the Company that are received by the depositary as the holder of preferred stock.
           Neither the depositary nor the Company assumes any obligation or will be subject to any liability under the deposit agreement to holders of depositary receipts other than for its negligence or willful misconduct. Neither the depositary nor the Company will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. The obligations of the Company and the depositary under the deposit agreement will be limited to performance in good faith of their duties under the deposit agreement, and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. The Company and the depositary may rely on written advice of counsel or accountants, on information provided by holders of the depositary receipts or other persons believed in good faith to be competent to give that information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.
           In the event the depositary receives conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and the Company, on the other hand, the depositary shall be entitled to act on those claims, requests or instructions received from the Company.
Resignation and Removal of Depositary
           The depositary may resign at any time by delivering to the Company notice of its election to do so, and the Company may at any time remove the depositary. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of that appointment. The successor depositary must be appointed within 60 days after delivery of the notice for resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $150,000,000.
Federal Income Tax Consequences
           Owners of depositary shares will be treated for Federal income tax purposes as if they were owners of the preferred stock represented by depositary shares. Accordingly, those owners will be entitled to take into account, for Federal income tax purposes, income and deductions to which they would be entitled if they were holders of the preferred stock. In addition,

•	no gain or loss will be recognized for Federal income tax purposes upon the withdrawal of preferred stock in exchange for depositary shares,

•	the tax basis of each share of preferred stock to an exchanging owner of depositary shares will, upon exchange, be the same as the aggregate tax basis of the depositary shares exchanged therefor and

•	the holding period for preferred stock in the hands of an exchanging owner of depositary shares will include the period during which that person owned those depositary shares.
DESCRIPTION OF COMMON STOCK
           The following is a summary of the material terms of our common stock. You should read our articles of incorporation and bylaws, which are incorporated by reference to the registration statement of which this prospectus is a part. All material terms of the common stock, except those disclosed in the applicable prospectus supplement, are described in this prospectus.
General
           Under our articles of incorporation, the Company has authority to issue 100 million shares of its common stock, par value $.01 per share. Under Maryland law, stockholders generally are not responsible for the corporation’s debts or obligations. At July 26, 2004 we had outstanding 41,255,440 shares of common stock.

Terms
           Subject to the preferential rights of any other shares or series of stock, including preferred stock outstanding from time to time, and to the provisions of our articles of incorporation regarding excess stock, common stock holders will be entitled to receive dividends on shares of common stock if, as and when authorized and declared by our board of directors out of assets legally available for that purpose. Subject to the preferential rights of any other shares or series of stock, including preferred stock outstanding from time to time, and to the provisions of our articles of incorporation regarding excess stock, common stockholders will share ratably in the assets of the Company legally available for distribution to its stockholders in the event of its liquidation, dissolution or winding up after payment of, or adequate provision for, all known debts and liabilities of the Company. For a discussion of excess stock, please see “Restrictions on Transfers of Capital Stock.”
           Subject to the provisions of our articles of incorporation regarding excess stock, each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors, and, except as otherwise required by law or except as provided with respect to any other class or series of stock, common stock holders will possess the exclusive voting power. There is no cumulative voting in the election of directors, which means that the holders of a majority of the outstanding shares of common stock can elect all of the directors then standing for election, and the holders of the remaining shares of common stock will not be able to elect any directors.
           Common stock holders have no conversion, sinking fund or redemption rights, or preemptive rights to subscribe for any securities of the Company.
           Subject to the provisions of our articles of incorporation regarding excess stock, all shares of common stock will have equal dividend, distribution, liquidation and other rights, and will have no preference, appraisal or exchange rights.
           Under the MGCL, a corporation generally cannot, subject to certain exceptions, dissolve, amend its articles of incorporation, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter unless the corporation’s articles of incorporation set forth a lesser percentage, which percentage shall not be less than a majority of all of the votes to be cast on the matter. Our articles of incorporation do not provide for a lesser percentage in such situations.
Restrictions on Ownership
           For the Company to qualify as a REIT under the Code, not more than 50% in value of its outstanding capital stock may be owned, actually or by attribution, by five or fewer individuals, as defined in the Code to include certain entities, during the last half of a taxable year. To assist us in meeting this requirement, we may take certain actions to limit the beneficial ownership, directly or indirectly, by individuals of our outstanding equity securities. See “Restrictions on Transfers of Capital Stock.”
Transfer Agent
           The transfer agent and registrar for the common stock is EquiServe Inc. and its fully owned subsidiary, EquiServe Trust Company, Inc.
Shareholder Rights Plan
           On September 4, 1997, the board of directors of the Company adopted a shareholder rights plan. Under the shareholder rights plan, one right was attached to each outstanding share of common stock at the close of business on October 19, 1997, and one right will be attached to each share of common stock thereafter issued. Each right entitles the holder to purchase, under certain conditions, one one-hundredth of a share of our junior participating preferred stock for $125.00. The rights may also, under certain conditions, entitle the holders to receive common stock, or common stock of an entity acquiring the Company, or other consideration, each having a value equal to twice the exercise price of each right ($250.00). We have designated 1,000,000 shares as junior participating preferred stock and have reserved such shares for issuance under the shareholder rights plan. In the event of any merger, consolidation, combination or other transaction in which shares of common stock are exchanged for or changed into other stock or securities, cash and/or other property, each share of junior participating preferred stock will be entitled to receive 100 times the aggregate amount of stock, securities, cash and/or other property into which or for which each share of common stock is changed or exchanged, subject to certain adjustments. The rights will expire on October 19, 2007, unless redeemed earlier by the holders at $.001 per right or exchanged by the holder at an exchange ratio of one share of common stock per right. The description and terms of the rights are set forth in a shareholder rights agreement between us and EquiServe Trust Company, N.A. (formerly First Chicago Trust Company of New York).
CERTAIN PROVISIONS OF MARYLAND LAW AND THE
COMPANY’S ARTICLES OF INCORPORATION AND BYLAWS
           The following summary of certain provisions of Maryland law is not complete and is qualified by reference to Maryland law and our articles of incorporation and bylaws, which are incorporated by reference to the registration statement of which this prospectus is a part.
Business Combinations
           Under the MGCL, certain “business combinations” (as defined in the MGCL) between a Maryland corporation and an “Interested Stockholder” (as defined in the MGCL) or, in certain circumstances, an associate or an affiliate thereof, are prohibited for five years after the most recent date on which the Interested Stockholder became an Interested Stockholder. Business combinations for the purposes of the preceding sentence are defined by the MGCL to include certain mergers, consolidations, share exchanges and asset transfers, some issuances and reclassifications of equity securities, the adoption of a plan of liquidation or dissolution or the receipt by an interested stockholder or its affiliate of any loan advance, guarantee, pledge or other financial assistance or tax advantage provided by the Company. After the five-year period, any such business combination must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least

•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock the corporation and

•	two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than voting stock held by the Interested Stockholder with whom the business combination is to be effected.
The super-majority vote requirements will not apply if, among other things, the corporation’s stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Stockholder for its shares. These provisions of Maryland law do not apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the most recent time that the Interested Stockholder becomes an Interested Stockholder. Our articles of incorporation exempt from these provisions of the MGCL any business combination in which there is no Interested Stockholder other than Jay H. Shidler, the Chairman of our board of directors, or any entity controlled by Mr. Shidler unless Mr. Shidler is an Interested Stockholder without taking into account his ownership of shares of our common stock and the right to acquire shares of our common stock in an aggregate amount that does not exceed the number of shares of our common stock that he owned and had the right to acquire, including through the exchange of limited partnership units of the Operating Partnership, at the time of the consummation of our initial public offering.
Control Share Acquisitions
           The MGCL provides that “control shares” (as defined in the MGCL) of a Maryland corporation acquired in a “control share acquisition” (as defined in the MGCL) have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock owned by the acquiror or by officers or by directors who are also employees of the corporation. “Control shares” are voting shares of stock that, if aggregated with all other shares of stock previously acquired by that person, would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third,

•	one-third or more but less than a majority or

•	a majority of all voting power.
Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of ownership of or power to direct the voting power of control shares, subject to certain exceptions.
           A person who has made or proposes to make a control share acquisition may compel the board of directors, upon satisfaction of certain conditions, including an undertaking to pay certain expenses, to call a special meeting of stockholders to be held within 50 days after receiving a demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any meeting of stockholders.
           If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the MGCL, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares, except those for which voting rights have previously been approved. The corporation’s redemption of the control shares will be for fair value determined, without regard to the absence of voting rights, as of the date of the last control share acquisition or of any meeting of stockholders at which the voting rights of the control shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of the appraisal rights may not be less than the highest price per share paid in the control share acquisition. Certain limitations and restrictions otherwise applicable to the exercise of dissenters’ rights do not apply in the context of a control share acquisition.
           The control share acquisition statute does not apply to

•	shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or

•	acquisitions approved or exempted by our articles of incorporation or bylaws.
           Our bylaws contain a provision exempting any and all acquisitions of our shares of capital stock from the control share provisions of the MGCL. There can be no assurance that this bylaw provision will not be amended or eliminated in the future.
Amendment of Articles of Incorporation
           Our articles of incorporation, including the provisions on classification of the board of directors discussed below, may be amended only by the affirmative vote of the holders of not less than two-thirds of all of the votes entitled to be cast on the matter.
Meetings of Stockholders
           Our bylaws provide for annual meetings of stockholders to be held on the third Wednesday in April or on any other day as may be established from time to time by our board of directors. Special meetings of stockholders may be called by

•	our Chairman of the board or our President,

•	a majority of the board of directors or

•	stockholders holding at least a majority of our outstanding capital stock entitled to vote at the meeting.
           Our bylaws provide that any stockholder of record wishing to nominate a director or have a stockholder proposal considered at an annual meeting must provide written notice and certain supporting documentation to us relating to the nomination or proposal not less than 75 days nor more than 180 days prior to the anniversary date of the prior year’s annual meeting or special meeting in lieu thereof (the “Anniversary Date”). In the event that the annual meeting is called for a date more than seven calendar days before the Anniversary Date, stockholders generally must provide written notice within 20 calendar days after the date on which notice of the meeting is mailed to stockholders or the date of the meeting is publicly disclosed.
           The purpose of requiring stockholders to give us advance notice of nominations and other business is to afford our board of directors a meaningful opportunity to consider the qualifications of the proposed nominees or the advisability of the other proposed business and, to the extent deemed necessary or desirable by our board of directors, to inform stockholders and make recommendations about the qualifications or business, as well as to provide a more orderly procedure for conducting meetings of stockholders. Although our bylaws do not give our board of directors any power to disapprove stockholder nominations for the election of directors or proposals for action, they may have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals if the proper procedures are not followed and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal. Our bylaws may have those effects without regard to whether consideration of the nominees or proposal might be harmful or beneficial to us and our stockholders.
Classification of the Board of Directors
           Our bylaws provide that the number of our directors may be established by the board of directors but may not be fewer than the minimum number required by Maryland law nor more than twelve. Any vacancy will be filled, at any regular meeting or at any special meeting called for that purpose, by a majority of the remaining directors, except that a vacancy resulting from an increase in the number of directors will be filled by a majority of the entire board of directors. Under the terms of our articles of incorporation, our directors are divided into three classes. One class holds office for a term expiring at the annual meeting of stockholders to be held in 2002, and the other two classes hold office for terms expiring at the annual meetings of stockholders to be held in 2003 and 2004, respectively. As the term of each class expires, directors in that class will be elected for a term of three years and until their successors are duly elected and qualified. We believe that classification of our board of directors will help to assure the continuity and stability of our business strategies and policies as determined by our board of directors.
           The classified board provision could have the effect of making the removal of incumbent directors more time consuming and difficult, which could discourage a third party from making a tender offer or otherwise attempting to obtain control of us, even though such an attempt might be beneficial to us and our stockholders. At least two annual meetings of stockholders, instead of one, will generally be required to effect a change in a majority of our board of directors. Thus, the classified board provision could increase the likelihood that incumbent directors will retain their positions. Holders of shares of common stock will have no right to cumulative voting for the election of directors. Consequently, at each annual meeting of stockholders, the holders of a majority of the shares of common stock will be able to elect all of the successors of the class of directors whose term expires at that meeting.
RESTRICTIONS ON TRANSFERS OF CAPITAL STOCK
           For the Company to qualify as a REIT under the Code, among other things, not more than 50% in value of its outstanding capital stock may be owned, actually or by attribution, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year. Our capital stock must also be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter tax year. See “Certain U.S. Federal Income Tax Considerations.” To ensure that we remain a qualified REIT, our articles of incorporation, subject to certain exceptions, provide that no holder may own, or be deemed to own by virtue of the attribution provisions of the Code, more than an aggregate of 9.9% in value of our capital stock. Any transfer of capital stock or any security convertible into capital stock that would create a direct or indirect ownership of capital stock in excess of the ownership limit or that would result in our disqualification as a REIT, including any transfer that results in the capital stock being owned by fewer than 100 persons or results in us being “closely held” within the meaning of Section 856(h) of the Code, shall be null and void, and the intended transferee will acquire no rights to the capital stock.
           Capital stock owned, or deemed to be owned, or transferred to a stockholder in excess of the ownership limit will automatically be exchanged for shares of “excess stock,” as defined in our articles of incorporation, that will be transferred, by operation of law, to us as trustee of a trust for the exclusive benefit of the transferees to whom such capital stock may be ultimately transferred without violating the ownership limit. While the excess stock is held in trust, it will not be entitled to vote, it will not be considered for purposes of any stockholder vote or the determination of a quorum for such vote, and it will not be entitled to participate in the accumulation or payment of dividends or other distributions. A transferee of excess stock may, at any time such excess stock is held by us in trust, designate as beneficiary of the transferee stockholder’s interest in the trust representing the excess stock any individual whose ownership of the capital stock exchanged into such excess stock would be permitted under the ownership limit, and may transfer that interest to the beneficiary at a price not in excess of the price paid by the original transferee-stockholder for the capital stock that was exchanged into excess stock. Immediately upon the transfer to the permitted beneficiary, the excess stock will automatically be exchanged for capital stock of the class from which it was converted.
           In addition, we will have the right, for a period of 90 days during the time any excess stock is held by us in trust, and, with respect to excess stock resulting from the attempted transfer of our preferred stock, at any time when any outstanding shares of preferred stock of the series are being redeemed, to purchase all or any portion of the excess stock from the original transferee-stockholder at the lesser of the price paid for the capital stock by the original transferee-stockholder and the market price, as determined in the manner set forth in our articles of incorporation, of the capital stock on the date we exercise our option to purchase or, in the case of a purchase of excess stock attributed to preferred stock which has been called for redemption, at its stated value, plus all accumulated and unpaid dividends to the date of redemption. The 90-day period begins on the date of the violative transfer if the original transferee-stockholder gives notice to us of the transfer or, if no such notice is given, the date the board of directors determines that a violative transfer has been made.
CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS
           This section is a summary of the material federal income tax matters of general application pertaining to REITs under the Code. This discussion is based upon current law (which is subject to change, possibly on retroactive basis) and does not purport to deal with federal income tax consequences to investors who purchase our debt securities, common stock, preferred stock or preferred stock represented by depositary shares (which consequences will be described in applicable supplements to this prospectus). The provisions of the Code pertaining to REITs are highly technical and complex and sometimes involve mixed questions of fact and law. This section does not discuss U.S. federal estate or gift taxation or state, local or foreign taxation.
           You are advised to consult with your own tax advisor regarding the specific U.S. federal, state, local and foreign tax consequences to you of the purchase, ownership and sale of our stock.
           In the opinion of Cahill Gordon & Reindel LLP:

•	commencing with our taxable year ended December 31, 1994, we have been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code and

•	our current and proposed method of operation (as represented by us to Cahill Gordon & Reindel LLP in a written certificate) will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Code.
           Cahill Gordon & Reindel LLP’s opinion is based on various assumptions and is conditioned upon certain representations made by us as to factual matters with respect to us and certain partnerships, limited liability companies and corporations through which we hold substantially all of our assets, including an assumption that, if we ultimately were found not to have satisfied the gross income requirements of the REIT provisions as a result of certain development agreements entered into by us (as discussed in “Risk Factors” above), such failure was due to reasonable cause and not due to willful neglect, and we have otherwise satisfied all the requirements for relief under the Code (as discussed in “Risk Factors” above). Moreover, our qualification and taxation as a REIT depends upon our ability to meet, as a matter of fact, through actual annual operating results, distribution levels, diversity of stock ownership and various other qualification tests imposed under the Code discussed below, the results of which will not be reviewed by Cahill Gordon & Reindel LLP. No assurance can be given that the actual results of our operations for any particular taxable year will satisfy those requirements.
           To qualify as a REIT under the Code for a taxable year, we must meet certain organizational and operational requirements, which generally require us to be a passive investor in real estate and to avoid excessive concentration of ownership of our capital stock. Generally, at least 75% of the value of our total assets at the end of each calendar quarter must consist of real estate assets, cash or governmental securities. We generally may not own securities possessing more than 10% of the total voting power, or representing more than 10% of the total value, of the outstanding securities of any issuer, and the value of any one issuer’s securities may not exceed 5% of the value of our assets. Shares of qualified REITs, qualified temporary investments and shares of certain wholly owned subsidiary corporations known as “qualified REIT subsidiaries” and “taxable REIT subsidiaries” are exempt from these prohibitions. We hold assets through certain qualified REIT subsidiaries and taxable REIT subsidiaries. In the opinion of Cahill Gordon & Reindel LLP, based on certain factual representations, these holdings do not violate the prohibitions in the REIT provisions on ownership of securities.
           The 10% and 5% limitations described above will not apply to the ownership of securities of a taxable REIT subsidiary. A REIT may own up to 100% of the securities of a taxable REIT subsidiary subject only to the limitations that the aggregate value of the securities of all taxable REIT subsidiaries owned by the REIT does not exceed 20% of the value of the assets of the REIT, and the aggregate value of all securities owned by the REIT (including the securities of all taxable REIT subsidiaries, but excluding governmental securities) does not exceed 25% of the value of the assets of the REIT. A taxable REIT subsidiary generally is any corporation (other than another REIT and corporations involved in certain lodging, healthcare, franchising and licensing activities) owned by a REIT with respect to which the REIT and such corporation jointly elect that such corporation shall be treated as a taxable REIT subsidiary.
           For each taxable year, at least 75% of a REIT’s gross income must be derived from specified real estate sources and 95% must be derived from such real estate sources plus certain other permitted sources. Real estate income for purposes of these requirements includes

•	gain from the sale of real property not held primarily for sale to customers in the ordinary course of business,

•	dividends on REIT shares,

•	interest on loans secured by mortgages on real property,

•	certain rents from real property and

•	certain income from foreclosure property.
For rents to qualify, they may not be based on the income or profits of any person, except that they may be based on a percentage or percentages of gross or receipts. Also, subject to certain limited exceptions, the REIT may not man-age the property or furnish services to tenants except through an independent contractor which is paid an arm’s-length fee and from which the REIT derives no income. However, a REIT may render a de minimis amount of otherwise impermissible services to tenants, or in connection with the management of property, without causing any income from the property (other than the portion of the income attributable to the impermissible services) to fail to qualify as rents from real property. In addition, a taxable REIT subsidiary may provide certain services to tenants of the REIT, which services could not otherwise be provided by the REIT or the REIT’s other subsidiaries.

           Substantially all of our assets are held through certain partnerships. In general, in the case of a REIT that is a partner in a partnership, applicable regulations treat the REIT as holding directly its proportionate share of the assets of the partnership and as being entitled to the income of the partnership attributable to such share based on the REIT’s proportionate share of such partnership capital.
           We must satisfy certain ownership restrictions that limit the concentration of ownership of our capital stock and the ownership by us of our tenants. Our outstanding capital stock must be held by at least 100 stockholders during at least 335 days of a taxable year or during a proportionate part of a taxable year of less than 12 months. No more than 50% in value of our outstanding capital stock, including in some circumstances capital stock into which outstanding securities might be converted, may be owned actually or constructively by five or fewer individuals or certain entities at any time during the last half of any taxable year. Accordingly, our articles of incorporation contain certain restrictions regarding the transfer of our common stock, preferred stock and any other outstanding securities convertible into stock when necessary to maintain our qualification as a REIT under the Code. However, because the Code imposes broad attribution rules in determining constructive ownership, no assurance can be given that the restrictions contained in our articles of incorporation will be effective in maintaining our REIT status. See “Restrictions on Transfers of Capital Stock” above.
           So long as we qualify for taxation as a REIT, distribute at least 90% of our REIT taxable income, computed without regard to net capital gain or the dividends paid deduction, for each taxable year to our stockholders annually and satisfy certain other distribution requirements, we will not be subject to federal income tax on that portion of such income distributed to stockholders. We will be taxed at regular corporate rates on all income not distributed to stockholders. Our policy is to distribute at least 90% of our taxable income annually. We may elect to pass through to our shareholders on a pro rata basis any taxes paid by us on our undistributed net capital gain income for the relevant tax year. REITs also may incur taxes for certain other activities or to the extent distributions do not satisfy certain other requirements.
           Our failure to qualify during any taxable year as a REIT could have a material adverse effect upon our stockholders and might materially affect our ability to pay interest and principal to the holders of our debt securities. If disqualified for taxation as a REIT for a taxable year, we also would be unable to elect to be taxed as a REIT for the next four taxable years, unless certain relief provisions were available. We would be subject to federal income tax at corporate rates on all of our taxable income and would not be able to deduct any dividends paid, which could have a material adverse affect on our business and could result in a discontinuation of or substantial reduction in dividends to stockholders and might materially affect our ability to pay interest and principal to the holders of our debt securities. Should the failure to qualify as a REIT be determined to have occurred retroactively in one of our earlier tax years, the imposition of a substantial federal income tax liability on us attributable to any nonqualifying tax years may adversely affect our business and our ability to pay dividends to our stockholders and interest and principal to the holders of our debt securities.
           In the event that we fail to meet certain gross income tests applicable to REITs, we may nonetheless retain our qualification as a REIT if we pay a penalty tax equal to the amount by which 90% or 75% of our gross income exceeds our gross income qualifying under the 95% or 75% gross income test respectively (whichever amount is greater) multiplied by a fraction intended to reflect our profitability, so long as such failure was considered to be due to reasonable cause and not willful neglect and certain other conditions are satisfied. Any such taxes would adversely affect our ability to pay dividends and distributions to our stockholders and interest and principal to the holders of our debt securities.
FORWARD-LOOKING STATEMENTS
           This prospectus contains certain forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this statement for the purposes of complying with those safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project” or similar expressions. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on our operations and future prospects on a consolidated basis include, but are not limited to, changes in:

•	economic conditions generally and the real estate market specifically,

•	legislative/regulatory changes (including changes to laws governing the taxation of real estate investment trusts),

•	availability of financing,

•	interest rate levels,

•	competition,

•	supply and demand for industrial properties in our current and proposed market areas,

•	potential environmental liabilities,

•	slippage in development or lease-up schedules,

•	tenant credit risks,

•	higher-than-expected costs and

•	changes in general accounting principles, policies and guidelines applicable to real estate investment trusts.
           These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Further information concerning us and our business, including additional factors that could materially affect our financial results, is included elsewhere in this prospectus and in the documents we incorporate by reference, including the 2003 Annual Report on Form 10-K of the Operating Partnership and the 2003 Annual Report on Form 10-K of the Company.
WHERE YOU CAN FIND MORE INFORMATION
           The Company and the Operating Partnership are subject to the informational requirements of the Exchange Act and files reports and other information with the SEC. You may read and copy any of the Company’s and the Operating Partnership’s reports and other materials filed with the SEC at the Public Reference Room of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. In addition, the SEC maintains a website that contains reports and other information regarding registrants that file electronically with the SEC at http://www.sec.gov. The Company’s common stock is listed on the NYSE and its filings with the SEC can also be inspected and copied at the offices of the NYSE at 20 Broad Street, New York, New York 10005.
           Whenever a reference is in made in this prospectus to any of our agreements or other documents, please be aware that the reference herein is only a summary and that you should refer to the exhibits that are part of the registration statement filed with the SEC on Form S-3 for a copy of such agreement or other document.
DOCUMENTS INCORPORATED BY REFERENCE
           We incorporate by reference information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus and more recent information automatically updates and supersedes more dated information contained or incorporated by reference in this prospectus.
           The Company (file no. 1-13102) filed the following documents with the SEC and incorporates them by reference into this prospectus:

(1) Annual Report on Form 10-K for the year ended December 31, 2003, filed March 15, 2004;

(2) Quarterly Report on Form 10-Q for the quarter ended March 31, 2004, filed May 10, 2004;

(3) Current Report on Form 8-K filed May 18, 2004;

(4) Current Report on Form 8-K filed May 27, 2004;

(5) Current Report on Form 8-K filed July 30, 2004; and

(6) Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, filed August 6, 2004.
           The Operating Partnership (file no. 333-21873) filed the following documents with the SEC and incorporates them by reference into this prospectus:

(1) Annual Report on Form 10-K for the year ended December 31, 2003, filed March 15, 2004;

(2) Quarterly Report on Form 10-Q for the quarter ended March 31, 2004, filed May 10, 2004;

(3) Current Report on Form 8-K filed May 27, 2004;

(4) Current Report on Form 8-K filed June 8, 2004;

(5) Current Report on Form 8-K filed June 17, 2004;

(6) Current Report on Form 8-K filed July 30, 2004; and

(7) Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, filed August 6, 2004.
           All documents filed by the Company and the Operating Partnership under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this prospectus and made a part hereof from the date of the filing of such documents.
           We will provide, without charge, to each person to whom this prospectus is delivered a copy of these filings upon written or oral request to First Industrial Realty Trust, Inc., 311 S. Wacker Drive, Suite 4000, Chicago, Illinois 60606, Attention: Investor Relations, telephone number (312) 344-4300.
EXPERTS
           The financial statements incorporated in this prospectus by reference to the Company’s Current Report on Form 8-K dated July 30, 2004 and the Operating Partnership’s Current Report on Form 8-K dated July 30, 2004 and the financial statement schedules incorporated in this prospectus by reference to the Annual Report on Form 10-K of the Company for the year ended December 31, 2003 and the Annual Report on Form 10-K of the Operating Partnership for the year ended December 31, 2003 have been so incorporated in reliance on the reports of PricewaterhouseCoopers, LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.
LEGAL MATTERS
           Certain legal matters will be passed upon for us by Cahill Gordon & Reindel LLP, New York, New York. Cahill Gordon & Reindel LLP will rely as to all matters of Maryland law on the opinion of McGuireWoods LLP, Baltimore, Maryland. If counsel for any underwriter, dealer or agent passes on legal matters in connection with an offering made by this prospectus, we will name that counsel in the prospectus supplement relating to the offering.

2,000,000 Shares
First Industrial Realty Trust, Inc.
Depositary Shares Each Representing 1/10,000 of a Share of
              % Series K Cumulative Redeemable Preferred Stock
Liquidation Preference Equivalent to $25.00 Per Depositary Share

P R O S P E C T U S  S U P P L E M E N T
dated August      , 2006
to
P R O S P E C T U S
dated August 30, 2004

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